                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT


                             DATED OCTOBER 3, 1997


                                 BY AND BETWEEN

                             RUSH ENTERPRISES, INC.

                     RUSH EQUIPMENT CENTERS OF TEXAS, INC.

                        C. JIM STEWART & STEVENSON, INC.

                                      AND

                     STEWART & STEVENSON REALTY CORPORATION



                             COVERING THE PURCHASE
                             OF SPECIFIED ASSETS OF

                        C. JIM STEWART & STEVENSON, INC.

                               TABLE OF CONTENTS



1.       GENERAL DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                  ---------
         1.2     "Assets" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                  ------
         1.3     "Balance Sheet Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                  ------------------
         1.4     "Best Knowledge" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                  --------------
         1.5     "Business" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                  --------
         1.6     "Business Day" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                  ------------
         1.8     "Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                  ------------
         1.9     "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                  ----
         1.10    "Construction Equipment Business"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                  -------------------------------
         1.11    "Contracts"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                  ---------
         1.12    "Control"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                  -------
         1.13    "Damages"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                  -------
         1.14    "Dealership Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                  -------------------
         1.15    "Encumbrance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                  -----------
         1.16    "Environmental Conditions" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                  ------------------------
         1.17    "Environmental Laws" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                  ------------------
         1.18    "Environmental Liabilities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                  -------------------------
         1.19    "Environmental Permits"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                  ---------------------
         1.20    "ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                  -----
         1.21    "Exchange Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                  ------------
         1.22    "Form 10-Q"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                  ---------
         1.23    "Governmental Authority" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                  ----------------------
         1.24    "Governmental Requirement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                  ------------------------
         1.25    "Gulf Coast Territory" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                  --------------------
         1.26    "Hazardous Materials"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                  -------------------
         1.27    "HSR Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                  -------
         1.28    "Incidental Rights"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                  -----------------
         1.29    "Indemnification Event"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                  ---------------------
         1.30    "Indemnitee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  ----------
         1.31    "Indemnitor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  ----------
         1.32    "IRS"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  ---
         1.33    "John Deere" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  ----------
         1.34    "Lease"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  -----
         1.35    "Losses" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  ------
         1.36    "New Contracts"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  -------------
         1.37    "Overstocked Item" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  ----------------
         1.38    "PBGC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  ----
         1.39    "Permitted Exceptions" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  --------------------
         1.40    "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  ------
         1.41    "Plans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  -----
         1.42    "Promissory Note"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  ---------------
         1.43    "Purchase Price" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  --------------
         1.44    "Real Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  -------------


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
         1.45    "Reference Balance Sheet"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                  -----------------------
         1.46    "Remaining Property" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                  ------------------
         1.47    "Remaining Property Option Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                  -----------------------------------
         1.48    "Retained Liabilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                  --------------------
         1.49    "Rush Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                  ----------
         1.50    "Schedule" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                  --------
         1.51    "SEC" or "Commission"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                  ---      ----------
         1.52    "SEC Documents"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                  -------------
         1.53    "Section"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                  -------
         1.54    "Securities Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                  --------------
         1.55    "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                  ----------
         1.56    "Slow-Moving Item" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                  ----------------
         1.57    "Tax Returns"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                  -----------
         1.58    "Taxes"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                  -----
         1.59    "Third-Party Claims" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                  ------------------
         1.60    "Title Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                  -------------

2.       PURCHASE AND SALE OF THE ASSETS; CLOSING DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.1     Assets to be Purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ----------------------
         2.2     Purchase and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 -----------------
         2.3     Delivery of Assets and Transfer Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 -----------------------------------------
         2.4     Closing; Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ---------------------

3.       PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.1     Price and Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 -----------------
         3.2     Assumed Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 -------------------
         3.3     Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ----------

4.       REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.1     Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -------------
         4.2     Warranties and Product Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 --------------------------------
         4.3     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 --------------------
         4.4     Events Since the Balance Sheet Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -----------------------------------
         4.5     Customer List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -------------
         4.6     Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 --------
         4.7     Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ----------------
         4.8     Contracts and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ------------------------
         4.9     Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 -------------------
         4.10    Properties, Assets and Leasehold Estates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ----------------------------------------
         4.11    Intangible Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -------------------
         4.12    Suits, Actions and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -------------------------
         4.13    Licenses and Permits; Compliance With Governmental Requirements  . . . . . . . . . . . . . . . . . .  16
                 ---------------------------------------------------------------
         4.14    Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -------------
         4.15    Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -------
         4.16    Environmental Protection Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -----------------------------
         4.17    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 -------------------
         4.18    Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 --------
         4.19    Work Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 -----------


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
         4.20    Telephone Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 -----------------
         4.21    No Royalties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ------------
         4.22    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ---------
         4.23    Securities Laws Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 -----------------------
         4.24    No Untrue Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 --------------------

5.       REPRESENTATIONS AND WARRANTIES OF THE RUSH PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.1     Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -------------
         5.2     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -------------
         5.3     Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -------------------
         5.4     SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -------------

6.       NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF
         SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

7.       CONTRACTS PRIOR TO THE CLOSING DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.1     Approval of Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ---------------------
         7.2     Contracts Included in Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ----------------------------

8.       COVENANTS OF SELLER PRIOR TO CLOSING DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.1     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ---------------------
         8.2     General Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 -----------------------------
         8.3     General Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 --------------------------
         8.4     Disclosure of Misrepresentations and Breaches  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ---------------------------------------------
         8.5     Government Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ------------------
         8.6     Access to and Inspection of Premises, Facilities and Equipment . . . . . . . . . . . . . . . . . . .  24
                 --------------------------------------------------------------

9.       COVENANTS REGARDING THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         9.1     Covenants of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -------------------
         9.2     Covenants of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ----------------------
         9.3     HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 -------
         9.4     Inventory Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ---------------

10.      CONDITIONS TO OBLIGATIONS OF PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.1    Accuracy of Representations and Warranties and Fulfillment of Covenants  . . . . . . . . . . . . . .  25
                 -----------------------------------------------------------------------
         10.2    Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ---------------------
         10.3    No Governmental Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 -----------------------
         10.4    No Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 -----------------
         10.5    Update of Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 -------------------
         10.6    Approval of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 -------------------
         10.7    No Material Adverse Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 -------------------------------
         10.8    Notices and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 --------------------
         10.9    Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 --------
         10.10   Corporate Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ------------------
         10.11   Insurance Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ------------------
         10.12   Transfer and Assignment Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ---------------------------------
         10.13   Liens Released . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 --------------
         10.14   UCC Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 -----------


         10.15   Telephone Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ------------------
         10.16   Ordinary Course of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ---------------------------
         10.17   Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ---------------
         10.18   Dealer License . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 --------------
         10.19   Certain Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 -----------------
         10.20   Inventory Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ---------------
         10.21   Other Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 -------------
         10.22   Special Warranty Deed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ---------------------
         10.23   Government Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 --------------------
         10.24   Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 --------
         10.25   Title Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ------------
         10.26   Objections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ----------
         10.27   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 --------------------

11.      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         11.1    Accuracy of Representations and Warranties and Fulfillment of Covenants  . . . . . . . . . . . . . .  29
                 -----------------------------------------------------------------------
         11.2    Delivery of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 --------------------------
         11.3    Approval of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 -------------------
         11.4    Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ----------------------
         11.5    Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 --------
         11.6    Rush Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ---------------------
         11.7    John Deere Repurchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ---------------------

12.      SPECIAL CLOSING AND POST-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.1    Change of Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 --------------
         12.2    Exchange Act Filing; Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 --------------------------------
         12.3    Trade Names; Trademarks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 -----------------------
         12.4    Tax Audits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ----------

13.      INDEMNITY BY SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         13.1    Indemnification by Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 -------------------------
         13.2    Environmental Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 -----------------------------
         13.3    Tax Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 -------------------
         13.4    Products Liability and Warranty Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 -----------------------------------------------
         13.5    Indemnification by the Rush Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 -----------------------------------
         13.6    Time Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 ----------------
         13.7    Limitations on Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 ---------------------
         13.8    Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 ---------
         13.9    Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 -------
         13.10   Failure to Pay Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ------------------------------
         13.11   Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 -----------

14.      RESERVED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

15.      NON-COMPETITION AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         15.1    Non-Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ---------------
         15.2    Judicial Reformation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 --------------------
         15.3    Customer Lists; Non-Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 --------------------------------


         15.4    Covenants Independent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ---------------------
         15.5    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 --------

16.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

17.      DAMAGE TO ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

18.      TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         18.1    Mutual Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 --------------
         18.2    Failure of Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 ---------------------
         18.3    Failure to Close . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 ----------------

19.      SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         19.1    New Employees of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 --------------------------
         19.2    No Hiring Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 --------------------
         19.3    Vacation, Sick Pay, Health Insurance, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 -----------------------------------------
         19.4    Severance Benefits; Employment Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 ------------------------------------------
         19.5    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 ----------------------
         19.6    Reporting of Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 -----------------
         19.7    Employment Related Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 -------------------------

20.      OFFSET PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

21.      ADJUSTMENT OF PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

22.      INCIDENTAL REGISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         22.1    Incidental Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 -----------------------
         22.2    Limitation on Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 --------------------------
         22.3    Registration Procedures and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 ------------------------------------
         22.4    Agreement by the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 -----------------------
         22.5    Allocation of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 ----------------------
         22.6    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 ---------------
         22.7    Rule 144 Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 --------------

23.      SURVEY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         23.1    Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 ------
         23.2    Remedies for Failure to Deliver Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 --------------------------------------

24.      TITLE COMMITMENT AND CONDITION OF TITLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         24.1    Title Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 ----------------
         24.2    UCC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 -----------
         24.3    Disclosure of Exceptions by Title Commitment and UCC Report  . . . . . . . . . . . . . . . . . . . .  43
                 -----------------------------------------------------------

25.      ENVIRONMENTAL STUDIES AND REMEDIATION ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         25.1    Environmental Studies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 ---------------------
         25.2    Remediation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 -----------
         25.3    Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 --------
         25.4    No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 ---------


26.      GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         26.1    Governing Law; Interpretation; Section Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 -----------------------------------------------
         26.2    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 ------------
         26.3    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 ----------------
         26.4    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 --------------
         26.5    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 ----------
         26.6    Amendment; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 -----------------
         26.7    Gender; Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 ---------------
         26.8    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 ------------
         26.9    Telecopy Execution and Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 -------------------------------
         26.10   Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 --------------
         26.11   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 --------
         26.12   Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 -----------
         26.13   Assignment of Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 -----------------------
         26.14   Further Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 ---------------
         26.15   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 -------
         26.16   Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 ------------
         26.17   Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 ------------


Exhibits
--------
Exhibit A-1      Description of Dealership Property
Exhibit A-2      Description of Remaining Property
Exhibit B        General Warranty Bill of Sale and Assignment of Contract Rights
Exhibit D        Rush Option Agreement
Exhibit E        Promissory Note
Exhibit F        Escrow Agreement


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 3rd day of October, 1997, by and between C. Jim Stewart & Stevenson, Inc., a Delaware corporation, Stewart & Stevenson Realty Corporation, a Texas corporation (collectively, and jointly and severally for all purposes herein, "Seller"), and Rush Equipment Centers of Texas, Inc., a Delaware corporation ("Purchaser"). Rush Enterprises, Inc., a Texas corporation ("Rush"), joins this Agreement for the limited purposes expressly set forth in this Agreement.

                             W I T N E S S E T H :

         WHEREAS, Seller is the owner of all right, title and interest in and to the assets described in Section 2.1 hereto (the "Assets"), with such Assets being the assets currently used in the conduct of the operation of the John Deere dealership business operated by Seller (collectively, the "Business");

         WHEREAS, Purchaser is a wholly-owned subsidiary of Rush (Rush, together with Purchaser, the "Rush Parties").

         WHEREAS, Seller desires to sell the Assets to Purchaser and Purchaser desires to acquire the Assets from Seller, all pursuant to this Agreement as hereinafter provided; and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to set forth certain additional agreements related to the transactions contemplated hereby;

         NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         1.1 "Affiliate" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

         1.2     "Assets" shall have the meaning assigned to it in Section 2.1.

         1.3     "Balance Sheet Date" shall have the meaning assigned to it in
Section 4.3(a).

         1.4 "Best Knowledge" shall mean what a Person actually knew. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known to the directors, officers and employees of the Person.

         1.5 "Business" shall have the meaning assigned to it in the Witnesseth clause.

         1.6 "Business Day" shall mean any day other than Saturday, Sunday or other day on which federally chartered commercial banks in San Antonio, Texas are authorized or required by law to close.

         1.7     "Closing" shall have the meaning assigned to it in Section
2.4.

         1.8     "Closing Date" shall have the meaning assigned to it in
Section 2.4.

         1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.10 "Construction Equipment Business" shall mean the manufacture or distribution of earth moving equipment, forestry equipment, skidsteer equipment and utility equipment.

         1.11 "Contracts" shall mean the contracts set forth on Schedule 4.8(a) and Schedule 4.8(b).

         1.12 "Control" and all derivations thereof shall mean the ability to either (a) vote (or direct the vote of) 50% or more of the voting interests in any Person or (b) direct the affairs of another, whether through voting power, contract or otherwise.

         1.13 "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, punitive damages, refund obligations (including, without limitation, interest and penalties thereon but not including incidental and consequential damages), claims of any and every kind whatsoever, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating, prosecuting and defending any claims or causes of action (including, without limitation, reasonable attorneys' fees and reasonable expenses and all reasonable fees and reasonable expenses of consultants and other professionals)).

         1.14 "Dealership Property" shall mean all those certain tracts, pieces or parcels of land described in Exhibit A-1 attached hereto and made a part hereof for all purposes (herein collectively referred to as the "Dealership Land"), together with the buildings, structures, manufacturing plants, fixtures, paving, curbing, trees, shrubs, plants, and other improvements of every kind and nature presently situated on, in, or under, or hereafter erected or installed or used in, on, or about or in connection with the ownership, use and operation of the Dealership Land (herein collectively referred to as the "Dealership Improvements"), and all rights and appurtenances pertaining thereto, including, but not limited to (a) all right, title and interest, if any, of Seller, in and to any land in the bed of any street, road or avenue open or proposed in front of or adjoining the Dealership Land; (b) all right, title and interest, if any, of Seller, in and to any rights-of-way, rights of ingress or egress or other interests in, on, or to, any land, highway, street, road, or avenue, open or proposed, in, on, or across, in front of, abutting or adjoining the Dealership Land, and any awards made, or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such highway, street, road, or avenue; (c) any easement across, adjacent or appurtenant to the Dealership Land, existing or abandoned; (d) all sewage treatment capacity and water capacity and other utility capacity to serve the Dealership Land and Dealership Improvements; (e) all of Seller's right, title and interest in and to oil, gas, and other minerals in, on, or under, and that may be produced from the Dealership Land;
(f) all water in, under or that may be produced from the Dealership Land, and all wells, water rights, permits and historical water usage pertaining to or associated with the Dealership Land; (g) all right, title and interest, if any, of Seller, in and to any land adjacent or contiguous to, or a part of the Dealership Land (other than the land comprising the Remaining Property), whether those lands are owned or claimed by deed, limitations or otherwise, and whether or not they are located inside or outside the description given herein, or whether or not they are held under fence by Seller, or whether or not they are located on any survey referred to in Article 23 hereof; and (h) any reversionary rights attributable to the Dealership Land.

         1.15 "Encumbrance" shall mean any security interest, mortgage, pledge, trust, claim, lien, charge, option, defect, restriction, encumbrance or other right or interest of any third Person of any nature whatsoever.

         1.16 "Environmental Conditions" means any and all acts, omissions, events, circumstances and conditions on or in connection with the Real Property or the other Assets that constitute a violation of, or require remediation under, any Environmental Laws, including any pollution, contamination, degradation, damage, or injury caused by, related to, or arising from or in connection with the generation, use, handling, treatment, storage, disposal, discharge, emission or release of Hazardous Materials.

         1.17 "Environmental Laws" shall mean all applicable federal, state, local or municipal laws, rules, regulations, statutes, ordinances or orders of any Governmental Authority, relating to (a) the control of any potential pollutant, or protection of health or the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, release, emission or transportation, (c) exposure to hazardous, toxic or other substances alleged to be harmful, (d) the protection of any endangered or at-risk plant or animal life, or (e) the emission, control or abatement of noise. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., the Endangered Species Act, 16 U.S.C. Section 1531 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., including the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 11001, et seq. The term "Environmental Laws" shall also include all applicable state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the subject matter of the above listed federal statutes or promulgated by any governmental or quasi-governmental agency thereunder in order to carry out the purposes of any federal, state, local or municipal law.

         1.18 "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorneys' fees and other legal costs incurred or imposed (a) pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of, in connection with, or under Environmental Laws, (b) pursuant to any claim by a Governmental Authority or any other person or entity for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Authority, person or entity pursuant to common law or statute and related to the use or release of Hazardous Materials, or (c) as a result of Environmental Conditions.

         1.19 "Environmental Permits" shall mean any permits, licenses, approvals, consents, registrations, identification numbers or other authorizations with respect to the Assets or the Businesses or the ownership or operation thereof required under any applicable Environmental Law.

         1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.21 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

         1.22    "Form 10-Q" shall have the meaning assigned to it in Section
5.4.

         1.23 "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

         1.24 "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

         1.25 "Gulf Coast Territory" means all of the following counties in the State of Texas: Austin, Brazoria, Chambers, Colorado, Fort Bend, Galveston, Grimes, Harris, Houston Metro, Jackson, Jefferson, Liberty, Madison, Matagorda, Montgomery, Orange, San Jacinto, Walker, Waller and Wharton.

         1.26 "Hazardous Materials" means any (a) petroleum or petroleum products, (b) asbestos or asbestos containing materials, (c) hazardous substances as defined by Section 101(14) of CERCLA and (d) any other chemical, substance or waste that is regulated by any Governmental Authority under any Environmental Law.

         1.27    "HSR Act" shall have the meaning assigned to it in Section
8.5.

         1.28 "Incidental Rights" shall mean all of Seller's right, title and interest in and to and under all contracts, guaranties, warranties or other agreements relating to the ownership, construction, rental, operation, maintenance and repair of the Dealership Property, including, without limitation, all contracts or agreements, such as ownership, use, service, management, operation, maintenance and repair of the Dealership Property, the main telephone number assigned to the Dealership Improvements, and all governmental permits or approvals or licenses heretofore granted (or granted prior to Closing) with respect to the ownership, construction, use, occupancy and operation of the Businesses, the Dealership Property and the Assets, and all goodwill of Seller associated with the Business, the Assets and Seller's operations thereof and Seller's sales therefrom.

         1.29 "Indemnification Event" shall have the meaning assigned to it in Section 13.8.

         1.30 "Indemnitee" shall mean the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns, on the one hand, and the Seller and its Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns, on the other hand, whether indemnified, or entitled, or claiming to be entitled to be indemnified or receive property, pursuant to the provisions of
Article 13 hereof.

         1.31 "Indemnitor" shall mean the Person or Persons having the obligation to indemnify or make payment pursuant to the provisions of Article 13 hereof.

         1.32    "IRS" shall mean the Internal Revenue Service.

         1.33 "John Deere" shall mean John Deere Construction Equipment Company and its Affiliates.

         1.34    "Lease" shall have the meaning assigned to it in Section 25.3.

         1.35 "Losses" shall mean General Losses, Environmental Losses, Tax Losses and Product Losses (each as defined in Article 13 hereof), as the case may be.

         1.36    "New Contracts" shall have the meaning assigned to it in
Section 10.5.

         1.37 "Overstocked Item" shall mean any item described in Sections 2.1(b), (c) or (j) for which there is more than an 18-month supply (based on historical sales of such item over the last 12 months).

         1.38    "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         1.39 "Permitted Exceptions" shall have the meaning assigned to it in Section 24.3 hereof.

         1.40 "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

         1.41 "Plans" shall mean all of Seller's rights, titles and interests in and to all plans, drawings, specifications, surveys, engineering, inspection or similar reports and other technical descriptions relating to the Dealership Property and the Assets.

         1.42    "Promissory Note" shall have the meaning assigned to it in
Section 3.1.

         1.43    "Purchase Price" shall have the meaning assigned to it in
Article 3.

         1.44 "Real Property" shall mean collectively the Dealership Property and the Remaining Property, metes and bounds descriptions of which are attached hereto as Exhibit A-1 and Exhibit A-2, respectively.

         1.45 "Reference Balance Sheet" shall have the meaning assigned to it in Section 4.3(a).

         1.46 "Remaining Property" shall mean all those certain tracts, pieces or parcels of land described in Exhibit A-2 attached hereto and made a part hereof for all purposes (herein collectively referred to as the "Remaining Land"), together with the buildings, structures, manufacturing plants, fixtures, paving, curbing, trees, shrubs, plants, and other improvements of every kind and nature presently situated on, in, or under, or hereafter erected or installed or used in, on, or about or in connection with the ownership, use and operation of the Remaining Land (herein collectively referred to as the "Remaining Improvements"), and all rights and appurtenances pertaining thereto, including, but not limited to (a) all right, title and interest, if any, of Seller, in and to any land in the bed of any street, road or avenue open or proposed in front of or adjoining the Remaining Land; (b) all right, title and interest, if any, of Seller, in and to any rights-of-way, rights of ingress or egress or other interests in, on, or to, any land, highway, street, road, or avenue, open or proposed, in, on, or across, in front of, abutting or adjoining the Remaining Land, and any awards made, or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such highway, street, road, or avenue; (c) any easement across, adjacent or appurtenant to the Remaining Land, existing or abandoned; (d) all sewage treatment capacity and water capacity and other utility capacity to serve the Remaining Land and Remaining Improvements; (e) all of Seller's right, title and interest in and to oil, gas and other minerals in, on, or under, and that may be produced from the Remaining Land; (f) all water in, under or that may be produced from the Remaining Land, and all wells, water rights, permits and historical water usage pertaining to or associated with the Remaining Land; (g) all right, title and interest, if any, of Seller, in and to any land adjacent or contiguous to, or a part of the Remaining Land (other than the land comprising the Dealership Property), whether those lands are owned or claimed by deed, limitations or otherwise, and whether or not they are located inside or outside the description given herein, or whether or not they are held under fence by Seller, or whether or not they are located on any survey referred to in Article 23 hereof; and (h) any reversionary rights attributable to the Remaining Land.

         1.47 "Remaining Property Option Agreement" shall have the meaning assigned to it in Article 14.

         1.48 "Retained Liabilities" shall have the meaning assigned to it in Section 3.2.

         1.49 "Rush Stock" shall mean the common stock, $.01 par value, of Rush.

         1.50 "Schedule" shall mean the Schedules to this Agreement, unless otherwise stated. The Schedules to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Schedules to this Agreement, or both.

         1.51 "SEC" or "Commission" shall mean the United States Securities and Exchange Commission.

         1.52    "SEC Documents" shall have the meaning assigned to it in
Section 5.4.

         1.53 "Section" shall mean the Section of this Agreement, unless otherwise stated.

         1.54 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.55 "Subsidiary" shall mean, with respect to any Person (the "parent"), (a) any corporation, association, joint venture, partnership or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or beneficial interest are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (b) any joint venture or partnership of which the parent or any Subsidiary of the parent is a general partner or has responsibility for its management.

         1.56 "Slow-Moving Item" shall mean any item described in Sections 2.1(b), (c) or (j) that has not sold during the previous 12-month period.

         1.57 "Tax Returns" shall mean all Tax returns and reports (including, without limitation, income, franchise, sales and use, unemployment compensation, excise, severance, property, gross receipts, profits, payroll and withholding Tax returns and information returns).

         1.58 "Taxes" shall mean any foreign, federal, state or local tax, assessment, levy, impost, duty, withholding, estimated payment or other similar governmental charge, together with any penalties, additions to Tax, fines, interest and similar charges thereon or related thereto.

         1.59    "Third-Party Claims" shall have the meaning assigned to it in
Section 13.8(b) hereof.

         1.60 "Title Company" shall mean Stewart Title Company, Attention Lisa Asrar, 2961 Mossrock, San Antonio, Texas 78230.

         2.      PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.

         2.1 Assets to be Purchased. The assets to be purchased from Seller are the following assets held by Seller as of the Closing for use in connection with the Business as more fully described on Schedule 2.1, which Assets include (collectively, the "Assets"):

                 (a) all new construction machinery equipment, except for any new construction machinery equipment manufactured by John Deere, which may be returned to John Deere;

                 (b) all new, current and returnable parts and accessories inventory, except for any John Deere new, current and returnable parts and accessories inventory, which may be returned to John Deere;

                 (c) all miscellaneous inventories, including gas, diesel fuel, oil, grease, paint and body shop materials;

                 (d) all work in progress and sublet repairs on vehicles in Seller's parts and service departments;

                 (e) all of Seller's furniture, fixtures and office equipment (excluding the telephone system and all software);

                 (f) all shop equipment and special tools, and all parts and accessories equipment;

                 (g)      all company vehicles;

                 (h) all signs, and all promotional, advertising and training materials that do not contain the Stewart & Stevenson logo;

                 (i) all sales files and customer lists, and all warranty and service and customer service and repair files, excluding any files that support receivables retained by Seller;

                 (j) all new obsolete parts and accessories and all used parts;

                 (k) all used, rental, leased and "rent to own" construction machinery equipment;

                 (l) the Dealership Property, the Plans and the Incidental Rights; and

                 (m) all customer deposits and agreements to sell construction machinery equipment ordered but not delivered to the customer at the time of Closing.

         2.2 Purchase and Sale. Subject to the terms and conditions herein contained, Seller agrees to sell, assign, transfer and deliver the Assets to Purchaser at the Closing (as hereinafter defined), free and clear of any liens or encumbrances of any nature whatsoever (except for the Permitted Exceptions and any liens, encumbrances or obligations, if any, expressly permitted and/or assumed by Purchaser hereunder). Subject to the terms and conditions herein contained, Purchaser agrees to purchase from Seller the Assets in consideration for the Purchase Price (as hereinafter defined) payable as set forth in Article 3.

         2.3 Delivery of Assets and Transfer Documents. At the Closing, Seller shall take all steps necessary to put Purchaser in possession of the Assets, free and clear of any liens or encumbrances of any nature whatsoever (except for the Permitted Exceptions and other liens, encumbrances or obligations, if any, expressly permitted and/or assumed by Purchaser hereunder), and shall deliver to Purchaser (a) a duly executed and acknowledged Special Warranty Deed in form for recording conveying the Dealership Property to Purchaser, subject only to the Permitted Exceptions and any other matters specifically approved by Purchaser in accordance herewith; (b) a duly executed general warranty bill of sale covering the Assets, in the form of and containing substantially the same terms and provisions as the General Warranty Bill of Sale and Assignment of Contract Rights included in Exhibit B; (c) duly executed title and transfer documents covering any assets for which there exists a certificate of title; and (d) such other duly executed transfer and release documents as Purchaser shall reasonably request to evidence the transfer of the Assets to Purchaser free and clear of any liens or encumbrances of any nature whatsoever (except for the Permitted Exceptions and any other liens, encumbrances or obligations, if any, expressly permitted and/or assumed by Purchaser hereunder).

         2.4 Closing; Closing Date. Subject to the terms and conditions herein contained, the consummation of the transactions referenced above shall take place (the "Closing") on or before October 15, 1997, at 10:00 a.m., local time, at the offices of Fulbright & Jaworski L.L.P. in San Antonio, Texas, or at such other time, date and place as Purchaser and Seller shall in writing designate. The date of the Closing is referred to herein as the "Closing Date".

         3.      PURCHASE PRICE.

         3.1     Price and Payment.  Subject to adjustment as provided in
Article 21 with respect to prorations, deposits and certain other items, the aggregate consideration to be paid by Purchaser for the Assets is as follows (the "Purchase Price"):

                 (a)      $4,375,000; plus

                 (b) an amount equal to book value (determined in accordance with generally accepted accounting principles, consistently applied) for each piece of construction machinery equipment of Seller described in Section 2.1(a), reduced by the amount of all manufacturer's rebates, allowances and other reductions paid or credited to Seller on such equipment plus an amount equal to factory freight and build-up for each piece of construction machinery equipment returned to John Deere; plus

                 (c) with respect to the items described in Sections 2.1(b), (c) and (j), an amount equal to (i) 100% of the replacement cost of all new items that are not Overstocked and are not Slow-Moving Items; (ii) 85% of the replacement cost for new Overstocked or Slow-Moving Items returnable to the manufacturer; (iii) 50% of the replacement cost for new Overstocked or Slow-Moving Items not returnable to the manufacturer; and (iv) with respect to all obsolete and all other items, including used items, an amount to be agreed upon by Seller and Purchaser; provided, however, Seller may provide written notice to Purchaser specifying items falling under (i) - (iv) above which shall be excluded from the Assets and, in the event that the parties cannot agree on an amount for the items referred to in (iv) above, such items not agreed upon shall be excluded from the Assets; plus

                 (d) an amount equal to the Seller's actual cost plus Seller's internal burdened labor rate of the work in process and sublet repairs described in Section 2.1(d); plus

                 (e) an amount equal to the depreciated book value (determined in accordance with generally accepted accounting principles, consistently applied) at Closing of the items described in Sections 2.1(e), (f) and (g); plus

                 (f) an amount equal to book value (determined in accordance with generally accepted accounting principles, consistently applied) for each piece of used, rental, leased or "rent to own" construction machinery equipment described in Section 2.1(k); plus

                 (g) an amount equal to $4,100,000 for the Dealership Property, Dealership Improvements and Remaining Property.

                 (h) Purchaser shall grant to Seller an option (the "Option") to purchase an aggregate of 171,875 shares of Rush Stock at $12.00 per share, such Option being substantially in the form of the Rush Option Agreement (the "Rush Option Agreement") attached hereto as Exhibit D.

         The Purchase Price shall be payable on October 6, 1997, by (a) payment of all amounts specified in Sections 3.1(b) - (g) above in cash (by wire transfer of immediately available funds) at Closing, and (b) payment of the amount specified in Section 3.1(a) as follows, (i) $2,312,500 in cash (by wire transfer of immediately available funds) at Closing (subject to the adjustment provisions in Article 21), and (ii) subject to the offset rights set forth in
Article 20, $2,062,500 by delivery of a
promissory note substantially in the form of the promissory note included in Exhibit E hereto (the "Promissory Note"), with interest on such Promissory Note payable quarterly at the rate of 7% per annum, and the principal amount thereof due and payable five years from the date of the Promissory Note; provided, however, on October 6, 1997, the Purchaser shall deposit in an interest bearing account with the Frost National Bank, N.A. (the "Escrow Agent"), pursuant to an escrow agreement (the "Escrow Agreement") to be attached hereto as Exhibit F, an amount equal to $750,000 (the "Escrowed Funds") of the Purchase Price payable to Seller. The Escrowed Funds shall be held to satisfy in part any Purchase Price Adjustment as described in Article 21 hereof.

         3.2 Assumed Obligations. At the Closing, Purchaser shall assume and agree to timely discharge the obligations of Seller under all contracts and agreements transferred by Seller to Purchaser under this Agreement that are (a) listed and described on Schedule 4.8(a) or on the updated list of contracts required by Article 10 and (b) accepted in writing by Purchaser pursuant to the provisions of Section 4.8 or Article 7 or 10; provided that Purchaser specifically does not assume any liabilities of Seller under any contracts or agreements with respect to any breaches of such contracts or agreements occurring on or before the Closing Date or any damages to third parties resulting from acts, events or omissions occurring on or before the Closing Date. Except for the obligations assumed by Purchaser in this Agreement, Seller shall take full and complete responsibility for all of their respective liabilities, debts and obligations, whether known or unknown, now existing or hereafter arising, contingent or liquidated (the "Retained Liabilities"), and Purchaser shall not assume, or in any way be liable or responsible for, any of the Retained Liabilities. The Retained Liabilities shall include, without limitation, the following:

                 (a) the responsibility for contributions to, or any liability in connection with, any employee pension benefit plan, any employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by Seller for its employees, former employees, retirees, their beneficiaries or any other person, and any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events which occur on or before Closing Date;

                 (b) any liability or obligation of Seller, or any consolidated group of which Seller is a member, for any federal income tax or state franchise tax, or for any foreign, federal, state, commonwealth, county or local taxes of any kind or nature, or any taxes levied by any other legitimate taxing authority, or any interest or penalties thereon, accruing through, but not after, the Closing Date;

                 (c) any liability to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in the State of Texas;

                 (d) any liability with respect to any claims, suits, actions or causes of action arising out of the conduct of the Business on or prior to the Closing Date;

                 (e) notwithstanding any disclosures or representations by Seller, any dispute, litigation, settlement, negotiation, administrative or other proceeding, any related or subsequent litigation, appeal or administrative action and any debt, obligation or liability arising out of or in connection with any facts existing prior to the Closing Date;

                 (f) any noncompliance by Seller with any applicable laws, rules and regulations relating to employment and labor management relations, including without limitation any provisions thereof relating to wages and the payment thereof, hours of work, collective bargaining agreements, workers' compensation laws and the withholding and payment of Social Security and similar taxes;

                 (g) any failure by Seller to withhold all amounts required by law or agreement to be withheld from the wages or salaries of its employees, and any liability for any wage arrearages, taxes or penalties for failure to comply with any of the foregoing;

                 (h) any liability arising out of any controversies between Seller and its employees or former employees or any union or other collective bargaining unit that has been certified or recognized by Seller as representing any of its employees; and

                 (i)      accounts payable of Seller.

         3.3 Allocation. The Purchase Price shall be allocated among the Assets as specified in Schedule 3.3 hereto. After the Closing, the parties agree to make consistent use of the allocation, fair market value and useful life specified in Schedule 3.3 for all tax purposes and in any and all filings, declarations and reports with the IRS in respect thereof, including, without limitation, the reports required to be filed under Section 1060 of the Code, if applicable, it being understood that Purchaser shall prepare and deliver IRS Form 8594 to Seller after the Closing Date if such form is required to be filed with the Internal Revenue Service. In any proceeding related to the determination of any tax, neither Purchaser nor Seller shall contend or represent that such allocation is not a correct allocation.

         4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller (each Seller, jointly and severally for all purposes) hereby represents and warrants to Purchaser as follows:

         4.1 Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted and to own, operate and lease the Assets it now owns, operates or holds under lease. There has not been any claim by any other jurisdiction to the effect that Seller is required to qualify or otherwise be authorized to do business as a foreign corporation therein in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets. Seller is qualified or otherwise authorized to do business as a foreign corporation in each jurisdiction in order to carry on any of its business as now conducted or to own, lease or operate the Assets. Seller has not, to Seller's Best Knowledge, taken any action, or failed to take any action which action or failure will preclude or prevent Seller's Business from being conducted in substantially the same manner in which Seller has heretofore conducted the same.

         4.2     Warranties and Product Liability.

                 (a) Except for (i) warranties implied by law and (ii) warranties disclosed on Schedule 4.2 hereto, Seller has not given or made any warranties in connection with the sale or rental of goods or services in connection with the operation of the Business, including, without limitation, warranties covering the customer's consequential damages. To the Best Knowledge of Seller, there is no state of facts or occurrence of any event forming the reasonable basis of any present claim against Seller with respect to warranties in connection with the operation of the Business relating to products manufactured, sold or distributed by Seller or services performed by or on behalf of Seller in connection with the operation of the Business that could reasonably be expected to materially exceed the reserves therefor.

                 (b) To the Best Knowledge of Seller, there is no state of facts or any event forming the reasonable basis of any present claim against Seller in connection with the operation of the Business not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of Seller in connection with the operation of the Business.

         4.3 Financial Statements. Seller has delivered to Purchaser copies of the following financial statements of the Business, all of which financial statements are included in Schedule 4.3(a) hereto:

                 (a) Unaudited Balance Sheet (the "Reference Balance Sheet") as of June 30, 1997 (the "Balance Sheet Date") and Unaudited Income Statement for the five-month period ended on the Balance Sheet Date;

                 (b) Unaudited Balance Sheets, Income Statements and Statements of Changes in Financial Position for the most recent fiscal year; and

                 (c) Unaudited Balance Sheets, Income Statements and Changes in Financial Position for the quarter ended April 30, 1997.

All financial statements supplied to Purchaser by Seller, whether or not included in Schedule 4.3(a) hereto, are and will be true and accurate in all material respects.

         4.4 Events Since the Balance Sheet Date. Since the Balance Sheet Date, there has not been:

                 (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of the Business, except normal and usual changes in the ordinary course of business, none of which has been adverse and all of which in the aggregate have not been adverse;

                 (b) any labor trouble, strike or any other occurrence, event or condition affecting the employees of Seller that adversely affects the condition (financial or otherwise) of the Assets or the Business;

                 (c) any breach or default by Seller or, to the Best Knowledge of Seller, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound;

                 (d) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the Business;

                 (e) to the Best Knowledge of Seller, any legislative or regulatory change adversely affecting the Assets or the Business;

                 (f) any change in the types, nature, composition or quality of the services of the Business, any adverse change in the contributions of any of the service lines of the Business to the revenues or net income of such Business, or any adverse change in the sales, revenue or net income of the Business;

                 (g) any transaction related to or affecting the Assets or the Business other than transactions in the ordinary course of business of Seller; or

                 (h) any other occurrence, event or condition that has adversely affected (or can reasonably be expected to adversely affect) the Assets or the Business.

         4.5 Customer List. Schedule 4.5 sets forth a true, correct and complete list of all customers of the Business to which Seller has sold or provided products or services during the two years immediately preceding the date hereof. Such list provides an accurate statement of the gross revenues received from each such customer by the Business during the 12-month period ended September 15, 1997. Two days prior to the Closing Date, Seller will deliver to Purchaser, if requested orally or in writing by Purchaser, a true, correct and complete update of this list as of the three days prior to the Closing Date.

         4.6     Reserved.

         4.7 Employee Matters. Schedule 4.7 sets forth a true and complete list of the names of, and current annual compensation paid by Seller to each employee of Seller utilized in connection with the operation of the Business. Seller is not a party to any collective bargaining or other union agreements in connection with the operation of the Business. Seller has not, within the last five years, had or been threatened with any union activities, work stoppages or other labor trouble with respect to its employees utilized in connection with the operation of the Business.

         4.8 Contracts and Agreements. Schedule 4.8(a) sets forth a true and complete list of all of the following contracts, agreements and leases that relate to the Assets or the Business (including all amendments, supplements and modifications thereto):

                 (a) all contracts, agreements or commitments in respect of the purchase of services used in the Business;

                 (b) lease, lease-purchase, rental and "rent-to-own" agreements relating to or affecting the Assets or the Business; and

                 (c) all contracts or other agreements relating to the operation, maintenance and repair of the Real Property.

         Schedule 4.8(b) sets forth all other contracts and agreements of any kind or nature that relate to the Assets or the Business or the Real Property.

All contracts, agreements and leases included in Schedule 4.8(a) are valid, binding and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof by Seller, or, to the Best Knowledge of Seller, by any other party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by Seller, or, to the Best Knowledge of Seller, by any other party to such contracts. Seller is not obligated to pay any liquidated damages under any of the contracts, agreements, leases or other instruments described in Schedule 4.8(a) hereto and Seller is not aware of any facts or circumstances that could reasonably be expected to result in an obligation of Seller to pay any such liquidated damages. To the Best Knowledge of Seller there is no reason why any of the contracts set forth in Schedule 4.8(a) (i) will result in a loss to Purchaser on completion by performance or (ii) cannot readily be fulfilled or performed by Purchaser with the Assets on time without undue or unusual expenditure of money or effort. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the contracts listed in
Schedule 4.8(a) have been made available by Seller to Purchaser, and such copies and/or descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. Except for Contracts, if any, that Purchaser notifies Seller that it will not assume, all of the Contracts are and shall be included in the Assets. Except for the contracts set forth in Schedule 4.8(b), all of the Contracts may be assigned to Purchaser without the approval or consent of any Person, or, if such approval or consent is required, Seller will use its reasonable efforts to obtain such approval or consent prior to the Closing.

         4.9 Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not
(a) violate any provision of the Certificate of Incorporation or other charter documents or bylaws of Seller; (b) result in any violation of any Governmental Requirement applicable to Seller, the Assets or the Business; (c) conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, would result in a default), or the creation of an Encumbrance pursuant to, or cause or permit the acceleration prior to maturity or "put" right with respect to, any obligation under, any contract, indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which any of the Assets are subject other than the agreements set forth on Schedule 4.8(b); (d) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to accelerate or terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Assets or the Business other than the agreements set forth on Schedule 4.8(b); and (e) require notice to or the consent, authorization, approval, clearance, waiver or order of any Person (except as may be contemplated by the last sentence of Section 4.8) other than those Persons set forth on Schedule 4.8(b). To the Best Knowledge of Seller, the business relationships of clients, customers and suppliers of the Business will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller will not result in the loss of any material governmental license, franchise or permit possessed by Seller.

         4.10 Properties, Assets and Leasehold Estates. Seller owns or has the right to use (pursuant to a valid lease or license disclosed on Schedule 4.8) all operating assets and properties necessary for Seller to conduct the Business in the manner presently conducted by Seller, and all of such operating assets and properties, except for the telephone system and computer software (or, in the case of leased assets, the leases covering such assets) are included in the Assets. Seller has good, marketable title to all the Assets, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions and encumbrances of any nature whatsoever and, with respect to the Real Property, Seller has good, marketable and indefeasible title in fee simple, free and clear of all restrictions, liens, leases, encumbrances, rights-of-way, easements, encroachments, exceptions and other matters affecting title, except for the Permitted Exceptions and, with respect to the Remaining Property, the matters shown in Schedule B of the Commitment for Owner Policy of Title Insurance described in the last sentence of Section 24.1 hereof. The plants, structures, equipment, vehicles and other tangible properties included in the Assets and the tangible property leased by Seller under leases included in the Assets are in good operating condition and repair, normal wear and tear excepted, and are capable of being used for their intended purpose in the Business as now conducted. The Assets include all existing warranties and service contracts with respect to any of the Assets to the extent the same are capable of being assigned to Purchaser. During the past two years, there has not been any significant interruption of the Business due to the breakdown or inadequate maintenance of any of the Assets. All plants, structures, equipment, vehicles and other tangible properties included in the Assets, and the present use of all such items, conform to all applicable Governmental Requirements, and no notice of any violation of any such Governmental Requirements relating to such assets or their use has been received by Seller. The Assets include all easements, rights of ingress and egress, and utilities and services necessary for the conduct of the Business. Neither the whole nor any portion of any Real Property has been condemned or otherwise taken by any public authority, nor, to the Best Knowledge of Seller, is any such condemnation or taking threatened or planned. There will be no outstanding mechanic's and materialmen's liens or claims of creditors against the Assets on the Closing Date that will not be removed by Seller on the Closing Date. To the Best Knowledge of Seller, there are no taxes, assessments or levies of any type whatsoever that can be imposed upon and collected from the Assets arising out of or in connection with the ownership and operation of the Assets or Remaining Property, or any public improvements in the general vicinity of the Real Property, other than ad valorem taxes on the Real Property for the calendar year in which the Closing Date occurs payable to the State of Texas, County of Harris, the school districts in which the Assets are situated, and the City of Houston, Texas. The conveyance of the Assets contemplated hereunder shall not cause a redesignation of the Assets which will increase the ad valorem or property taxes paid thereon. All transfer taxes and costs of documentary stamps payable in connection with the transactions herein contemplated will be paid by Seller on the Closing Date. To the Best Knowledge of Seller, each of the Dealership Property and the Remaining Property, individually, has sufficient utilities for water, sewage, electricity, gas and other similar services to service the Assets; all necessary connections to public utilities have, or on the Closing Date, will have, been made. All utilities, including, without limitation, sanitary and storm sewer, electrical, gas, telephone, and water lines for the proper operation of the Assets have been connected to or installed upon both the Dealership Property and the Remaining Property, individually, and enter each of the Dealership Property and the Remaining Property, separately and individually, from adjoining public rights of way or through private easements benefiting each (as applicable). Each of the Dealership Property and the Remaining Property has separate and independent access to publicly dedicated and accepted thoroughfares, and all access points from the Dealership Property and the Remaining Property to any public rights of way are either through duly issued curb (and median, if applicable) cut permits or through private easements running with title thereto. There is no pending or threatened governmental proceeding which would impair or curtail such access. Prior to the Closing Date, Seller shall give notice to the appropriate suppliers of utility services to the Dealership Property for the purpose of reading meters on the Closing Date in connection with the prorations required in Article 21 hereof and for the purpose of transferring payment responsibility for such expenses to Purchaser after the Closing Date. To the Best Knowledge of Seller, no restrictive covenant, zoning or other ordinance, rule, statute or governmental law or regulation is violated by the continued use and maintenance of the Assets and Remaining Property and appurtenant uses, and there are no proceedings to change such zoning classification, and Seller shall not itself apply for or acquiesce in any such change. To the Best Knowledge of Seller, neither the Dealership Property nor the Remaining Property lies within any area that has been designated by the Federal Emergency Management Agency, the Army Corps of Engineers, the Federal Insurance Administration, the Department of Housing and Urban Development or any other governmental agency or body as being subject to the 100-year flood plain or any special flooding hazards.

         4.11 Intangible Property. The operation of the Business as now conducted by Seller does not require the use of or consist of any rights under any trademarks, trade names, brand names, service marks or copyrights other than "John Deere," "John Deere Worksite Products," "Sakai American, Inc.," "Allied," "Trail Kings Industries, Inc.," "Gehl Company," and "Diamond Z Manufacturing," "The Read Corporation," "Re-Tech," "Enviroquip Systems, Inc.," "Scarab Manufacturing and Leasing, Inc.," "Kundel Industries," "Safe-T-Shore" and "Spectra-Physics Laserplane, Inc."

         4.12 Suits, Actions and Claims. Except as set forth in Schedule 4.12, (a) there are no suits, actions or claims, or, to the Best Knowledge of Seller, inquiries or investigations, by any Person, or any legal, administrative or arbitration proceedings in which Seller is engaged or which are pending or, to the Best Knowledge of Seller, threatened against or affecting the Assets or the Business, or which question the validity or legality of the transactions contemplated hereby, (b) to the Best Knowledge of Seller, no basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and (c) there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting the Assets or the Business. Without limiting the foregoing, Seller does not have any Best Knowledge of any state of facts or the occurrence of any event forming the basis of any present or potential claim against the Assets or the Business.

         4.13 Licenses and Permits; Compliance With Governmental Requirements. Except as set forth in Schedule 4.13 hereto, Seller has all material federal, state, local and foreign governmental licenses and permits necessary to the conduct of the operations of Seller's Business as currently conducted, such licenses and permits are in full force and effect, no material violations currently exist in respect of any thereof and no proceeding is pending or, to the Best Knowledge of Seller, threatened to revoke or limit any thereof. Schedule 4.13 hereto contains a true, complete and accurate list of, or copies of, (a) all such governmental licenses and permits, (b) all consents, orders, decrees and other compliance agreements under which Seller is operating or bound, copies of all of which have been furnished to Purchaser, and (c) all material governmental licenses and permits applied for but not yet received by Seller. Seller has not received and is not aware of any reports of inspections under the United States Occupational Safety and Health Act, or under any other applicable federal, state or local health and safety laws and regulations relating to Seller, the Assets or the operation of Seller's Business. Seller has not received any notice that there are safety, health, anti-competitive or discrimination claims that have been made or are pending or, to the Best

Knowledge of Seller, that are threatened relating to the business or employment practices of Seller. To the Best Knowledge of Seller, Seller has complied with all Governmental Requirements applicable to its business and all Governmental Requirements with respect to the distribution and sale of products and services by it.

         4.14 Authorization. Seller has full legal right, power, and authority to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by them. The execution and delivery of this Agreement by Seller and the performance by Seller of the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of Seller, and this Agreement has been duly and validly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

         4.15 Records. The books, records and minutes kept by Seller with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements, quotations, correspondence, route sheets and historic revenue data of Seller, have been kept properly and contain records of all matters required to be included therein by any Governmental Requirement or by generally accepted accounting principles, and such books, records and minutes are true, accurate and complete and (except for corporate minute books and stock records) are included in the Assets.

         4.16    Environmental Protection Laws.

                 (a) Except as set forth in Schedule 4.16 hereto, to the Best Knowledge of Seller, Seller has at all times operated the Real Property, Assets and Business in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Authority, and is not currently operating or required to be operating the Real Property, Assets or the Business under any compliance order, decree or agreement; any consent decree, order or agreement; and/or any corrective action decree, order or agreement issued by or entered into with any Governmental Authority under any Environmental Law.

                 (b) Except as set forth in Schedule 4.16 hereto, there are no existing, pending or, to the Best Knowledge of Seller, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Authority directed against the Real Property, Assets or Business which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations of any Environmental Law, (iii) personal injury or property damage claims relating to the release of chemicals or Hazardous Materials or (iv) response, removal or remedial costs under CERCLA or any similar state law, and there is not any Environmental Condition on or at the Real Property or any other matter on or connected with the Assets that would cause the imposition on Purchaser of Environmental Liabilities if such Environmental Condition or other matter were disclosed to Governmental Authorities.

                 (c) Except as set forth in Schedule 4.16 hereto, to the Best Knowledge of Seller, all notices, Environmental Permits, licenses or similar authorizations required to be obtained or filed by Seller under all applicable Environmental Laws in connection with its current and previous operation or use of the Real Property and Assets, or the current and previous conduct of the Business have been duly obtained or filed and are in full force and effect.

                 (d) Seller has not received notice that any Environmental Permit, license or similar authorization is to be revoked or suspended by any Governmental Authority.

                 (e) Seller does not own or operate any underground storage tanks.

                 (f) To the Best Knowledge of Seller, no portion of the Real Property is part of a Superfund site under CERCLA or any similar ranking or listing under any similar state law.

                 (g) To the Best Knowledge of Seller, all Hazardous Materials generated in connection with the operation of the Business have been transported, stored, treated and disposed of by carriers, storage, treatment and disposal facilities authorized and maintaining valid permits under all applicable Environmental Laws, and no Hazardous Materials have been dumped, landfilled, stored, located or disposed of on the Real Property.

                 (h) To the Best Knowledge of Seller, no Person has disposed or released any Hazardous Materials on or under the Real Property and Seller has not disposed or released Hazardous Materials on or under the Real Property, except in compliance with all Environmental Laws, and there has not been, in respect to the Real Property, Assets or the Business, any emission (other than steam or water vapor) into the atmosphere or any discharge, direct or indirect, of any pollutants into the waters of the State of Texas or the United States of America other than domestic sewage discharged into a publicly owned treatment facility.

                 (i) To the Best Knowledge of Seller, no facts or circumstances exist which could reasonably be expected to result in any liability to any Person with respect to the Real Property, Business or Assets in connection with (i) any release, transportation or disposal of any Hazardous Materials, hazardous substance or solid waste or (ii) action taken or omitted that was not in full compliance with or was in violation of, any applicable Environmental Law.

         4.17 Brokers and Finders. No broker or finder has acted for Seller in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller.

         4.18 Deposits. Seller does not now hold any deposits or prepayments by third parties with respect to any of the Assets or the Business which are not reflected as liabilities on the Reference Balance Sheet.

         4.19 Work Orders. There are no outstanding work orders or contracts relating to any portion of the Assets from or required by any policy of insurance, fire department, sanitation department, health authority or other governmental authority nor is there any matter under discussion with any such parties or authorities relating to work orders or contracts.

         4.20 Telephone Numbers. Seller will use its best efforts to ensure that all telephone numbers used by Seller in connection with the Business are included in the Assets and are transferred to Purchaser.

         4.21 No Royalties. No royalty or similar item or amount is being paid or is owing by Seller, nor is any such item accruing, with respect to the operation, ownership or use of the Business or the Assets.

         4.22 Insurance. Schedule 4.22 hereto sets forth all existing insurance policies held by Seller relating to the Business, Assets, employees or agents of Seller. Each such policy is in full force and effect and is with insurance carriers believed by Seller to be responsible. There is no dispute with respect to such policies, and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Reference Balance Sheet. All retroactive premium adjustments for any period ended on or before June 1, 1997, under any worker's compensation policy or any other insurance policies of Seller have been recorded in accordance with generally accepted accounting principles and are reflected in the Reference Balance Sheet. Except for such policies which are identified on Schedule 4.22, none of such policies will terminate as a result of the transactions contemplated by this Agreement.

         4.23    Securities Laws Matters.

                 (a) Seller recognizes and understands that the Option (as hereinafter defined) and underlying shares of Rush Stock to be issued to Seller pursuant to this Agreement (the "securities") will not be registered under the Securities Act, or under the securities laws of any state (the "securities laws"). The securities are not being so registered in reliance upon exemptions from the Securities Act and the securities laws which are predicated, in part, on the representations, warranties and agreements of the Seller contained herein.

                 (b) The Seller represents and warrants that (i) Seller has business knowledge and experience, such experience being based on actual participation therein, (ii) Seller is capable of evaluating the merits and risks of an investment in the securities and the suitability thereof as an investment therefor, (iii) the securities to be acquired by Seller in connection with this Agreement will be acquired solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (iv) Seller's domicile and principal place of business is in the State of Texas, (v) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of the Rush Parties or as to the value of the securities and (vi) Seller is an "accredited investor" within the meaning of Regulation D promulgated by the SEC pursuant to the Securities Act. Seller understands that none of the Rush Parties is under any obligation to file a registration statement or to take any other action under the securities laws with respect to any such securities except as provided in
Article 22.

                 (c) Seller has consulted with Seller's own counsel in regard to the securities laws and is fully aware (i) of the circumstances under which the Seller is required to hold the securities, (ii) of the limitations on the transfer or disposition of the securities, (iii) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the securities. Seller has been advised by Seller's counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the

Securities Act and has been advised of the applicable limitations thereof. Seller acknowledges that the Rush Parties are relying upon the truth and accuracy of the representations and warranties in this Section 4.23 by Seller in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

                 (d) Seller has been furnished with (i) the definitive proxy statement filed with the Commission in connection with the annual meeting of stockholders of Rush held on June 4, 1997 and (ii) copies of Rush's Registration Statement on Form S-1, Annual Report on Form 10-K for the year ended December 31, 1996, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, filed with the Commission under the Exchange Act. Seller has been furnished with the complete financial statements of Rush for the fiscal years ended December 31, 1994, 1995 and 1996, and the three and six months ended March 31, 1997 and June 30, 1997, respectively. Seller has been furnished with a summary description of the terms of the Rush Stock and the Rush Parties have made available to Seller the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to Seller as set forth herein or for the purpose of considering the transactions contemplated hereby. Rush has offered to make available to Seller upon request at any time all exhibits filed by Rush with the Commission as part of any of the reports filed therewith.

                 (e) Seller agrees that the certificates representing its securities to be acquired pursuant to this Agreement will be imprinted with the following legend, the terms of which are specifically agreed to:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT.
         NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

Seller understands and agrees that appropriate stop transfer notations will be placed in the records of Rush and with its transfer agent in respect of the securities which are to be issued to Seller pursuant to this Agreement.

         4.24 No Untrue Statements. The statements, representations and warranties of Seller set forth in this Agreement and the Schedules and in all other documents and information furnished to the Rush Parties and their representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading.

         5. REPRESENTATIONS AND WARRANTIES OF THE RUSH PARTIES. The Rush Parties represent and warrant to Seller as follows:

         5.1 Incorporation. Each of the Rush Parties is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

         5.2 Authorization. Each of the Rush Parties has full legal right and corporate power to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. This Agreement has been duly executed and delivered by each of the Rush Parties and is a legal, valid and binding obligation of each of them enforceable in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other laws affecting generally the rights of creditors or by principles of equity.

         5.3 Brokers and Finders. No broker or finder has acted for either of the Rush Parties in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Rush Parties.

         5.4 SEC Documents. Rush has provided to Seller its Registration Statement on Form S-1, Annual Report on Form 10-K for the year ended December 31, 1996, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and its proxy statement with respect to the Annual Meeting of Stockholders held on June 4, 1997 (such documents collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act (as hereinafter defined) and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Rush included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Rush and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (except in the case of interim period financial information for normal year-end adjustments). All material agreements, contracts and other documents required to be filed as exhibits to the SEC Documents have been so filed. The consolidated balance sheet included in Rush's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (the "Form 10-Q") reflects, as of the date thereof, all liabilities, debts and obligations of any nature, kind or manner of Rush and its subsidiaries, whether direct, accrued, absolute, contingent or otherwise, and whether due or to become due that are required to be reflected on such balance sheet under generally accepted accounting principles consistently applied.

         6. NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF SELLER. All statements of fact contained in this Agreement or in any written statement (including financial statements), certificate, schedule or other document delivered by or on behalf of Seller pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Seller hereunder. ALL INDEMNIFICATIONS, COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES MADE BY SELLER HEREUNDER OR PURSUANT HERETO OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY SHALL SURVIVE THE CLOSING REGARDLESS OF ANY INVESTIGATION AT ANY TIME MADE BY OR ON BEHALF OF PURCHASER AND REGARDLESS OF ANY NEGLIGENCE OR GROSS NEGLIGENCE OF PURCHASER IN CONNECTION WITH SUCH INVESTIGATION.

         7.      CONTRACTS PRIOR TO THE CLOSING DATE.

         7.1 Approval of Contracts. Seller shall not enter into or amend any contracts related to the Business or the Assets between the date hereof and the Closing Date unless approved in writing by Purchaser. Seller will provide all information relating to each such contract or amendment that is requested by Purchaser to enable Purchaser to make an informed decision regarding approval of such contract or amendment.

         7.2 Contracts Included in Assets. Any contracts, agreements or commitments (or amendments to such items) related to the Business or the Assets that are entered into by Seller between the date hereof and the Closing Date and are approved in writing by Purchaser (after review of true, correct and accurate copies of such items) shall be included in the Assets (with no addition to the Purchase Price) and shall be assumed by Purchaser pursuant to
Section 3.2.

         8. COVENANTS OF SELLER PRIOR TO CLOSING DATE. Seller hereby covenants and agrees that between the date of this Agreement and the Closing
Date:

         8.1 Access to Information. Seller shall afford to the officers and authorized representatives of the Rush Parties access to the plants, properties, books and records of Seller related to the Assets and the Business and shall furnish Purchaser with such financial and operating data and other information regarding the Assets and the Business and as Purchaser may from time to time reasonably request.

         8.2     General Affirmative Covenants.  Seller shall:

                 (a)      conduct the Business only in the ordinary course;

                 (b) maintain the Assets in good working order and condition, ordinary wear and tear excepted;

                 (c) perform all its obligations under agreements relating to or affecting the Assets or the Business;

                 (d) keep in full force and effect adequate insurance coverage on the Assets and the operation of the Business;

                 (e) use its best efforts to maintain and preserve the Business, and retain its present employees, customers, suppliers and others having business relations with it;

                 (f) duly and timely file all reports or returns relating to the Business or the Assets required to be filed with any Governmental Authority, and promptly pay all Taxes levied or assessed upon the Business or the Assets;

                 (g) duly observe and conform to all Governmental Requirements relating to the Assets or its properties or to the operation and conduct of its Business and all covenants, terms and conditions upon or under which any of its properties are held;

                 (h) remove and have released, by payment or otherwise, all liens and encumbrances of any nature whatsoever on the Assets (except for liens and encumbrances, if any, specifically assumed by Purchaser pursuant to this Agreement);

                 (i) duly and timely take all actions necessary to carry out the transactions contemplated hereby;

                 (j) deliver to Purchaser on or before the 15th day of each month true and correct unaudited monthly balance sheets and statements of income for the Business for the immediately preceding month, with such financial statements for the month of September, 1997, to be delivered at the time of execution of this Agreement;

                 (k)      deliver to Purchaser on or before the Closing Date
         (i) a true and correct unaudited annual balance sheet, statement of income and statement of changes in financial position for the year ended January 31, 1997, (ii) an unaudited balance sheet, statement of income and statement of changes in financial position for the quarter ended April 30, 1997, and (iii) unaudited balance sheet as of June 30, 1997 and unaudited income statement for the five-month period ended June 30, 1997, together with any additional financial information reasonably requested by Purchaser to allow Purchaser to timely comply with its reporting requirements under the Exchange Act, all in form and substance sufficient to allow Purchaser to timely comply with such reporting requirements; and

                 (l)      preserve and maintain the goodwill of the Business.

         8.3 General Negative Covenants. Seller shall not take any of the following actions without the prior written consent of Purchaser:

                 (a) entering into or amending or assuming any contract, agreement, obligation, lease, license or commitment related to the Business or the Assets (or of a type included in the Assets) other than in accordance with the provisions of Section 7.1;

                 (b) entering into or amending or assuming any mortgage, pledge, conditional sale or other title retention agreement, lien, encumbrance or charge of any kind upon any of the Assets, or selling, leasing, abandoning or otherwise disposing of any of the Assets, including, but not limited to, real property, machinery, equipment or other operating properties;

                 (c) engaging in any activities or transactions that might adversely affect the Assets or the Business; or

                 (d) increasing the compensation of any officer or employee of Seller associated with the Business, other than normal compensation adjustments in the ordinary course of the Business consistent with past practice.

         8.4 Disclosure of Misrepresentations and Breaches. If any of the representations or warranties of Seller hereunder are determined by Seller to have been incorrect when made, or are determined by Seller to be incorrect as of any date subsequent to the date hereof, or if any of the covenants of Seller contained in this Agreement have not been complied with timely, then Seller shall immediately notify Purchaser to such effect (provided that such notice shall in no way limit the rights of Purchaser (a) under Articles 10 and 18 to terminate this Agreement or refuse to consummate the transactions contemplated hereby or (b) to enforce any rights or remedies it may have hereunder).

         8.5 Government Filings. Seller shall cooperate with the Rush Parties and their representatives in the preparation of any documents or other material that may be required by any Governmental Authority in connection with the Assets or the Business or the transactions contemplated hereby, including, but not limited to, any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

         8.6 Access to and Inspection of Premises, Facilities and Equipment. Seller shall afford to the officers and authorized representatives of Purchaser access to the premises, facilities and tangible assets included in the Assets for the purpose of inspecting such premises, facilities and equipment in such manner as Purchaser shall deem appropriate, including, but not limited to, an environmental inspection and audit. If upon completion of such inspection Purchaser finds any conditions which Purchaser, in its sole discretion, considers to be unacceptable, Purchaser may, in addition to its rights to terminate this Agreement pursuant to Articles 10 and 18, delay the Closing under Article 2 up to and including the earlier of (a) ten days after remedy of the condition to Purchaser's satisfaction, or (b) October 30, 1997.

         9.      COVENANTS REGARDING THE CLOSING.

         9.1 Covenants of Seller. Seller hereby covenants and agrees that they shall (a) use commercially reasonable efforts to cause all of their representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (b) use commercially reasonable efforts to cause all of their obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (c) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (d) deliver to Purchaser at the Closing the certificates, updated lists, notices, consents, authorizations, approvals, agreements, leases, transfer documents, receipts, and amendments contemplated by Article 10 (with such additions or exceptions to such items as are necessary to make the statements set forth in such items accurate, provided that if any of such additions or exceptions cause any of the conditions to Purchaser's obligations hereunder as set forth in Article 10 not to be fulfilled, such additions and exceptions shall in no way limit the rights of Purchaser under Articles 10 and 18 to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

         9.2 Covenants of Purchaser. Purchaser hereby covenants and agrees that it shall (a) use commercially reasonable efforts to cause all of its representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (b) use commercially reasonable efforts to cause all of its obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (c) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date (provided that failure by Purchaser to comply with a second requirement for information under the HSR Act or to comply with any requested divestiture of assets or to enter into any consent or similar order or agreement shall not constitute a failure of Purchaser to use commercially reasonable efforts), and
(d) deliver to Seller at the Closing the certificate contemplated by Article 11 (with such additions or exceptions to such certificate as are necessary to make the statements set forth in such certificate accurate, provided that if any of such additions or exceptions cause any of the conditions to Seller's obligations hereunder as set forth in Article 11 not to be fulfilled, such additions and exceptions shall in no way limit the rights of Seller under Articles 11 and 18 to terminate this Agreement or to refuse to consummate the transactions contemplated hereby).

         9.3 HSR Act. The parties will prepare and file the notification required to be filed by them under the HSR Act with respect to the transactions contemplated by this Agreement, will request early termination prior to the Closing Date of the statutory waiting period prescribed by the HSR Act, and will use commercially reasonable efforts to respond to any inquiry made by the Federal Trade Commission or the Antitrust Division of the Department of Justice regarding such notification; provided that the parties will respond to any request for information only if and to the extent requested by Purchaser, in its sole discretion.

         9.4 Inventory Audit. Within five days prior to Closing, Seller and Purchaser shall each appoint one or more representatives knowledgeable in the equipment business, and shall cause such representatives to conduct an audit (in accordance with generally accepted accounting principles, consistently applied) of the inventory of the Assets as of the Closing Date. Each party shall bear their cost of conducting such audit.

         10. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser hereunder are, at the option of Purchaser, subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may be waived by Purchaser in its sole discretion):

         10.1 Accuracy of Representations and Warranties and Fulfillment of Covenants. The representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. Each and all of the agreements and covenants of Seller to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed. Seller shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller to all such effects.

         10.2 Financial Information. Seller shall have provided to Purchaser at Closing all financial information of Seller in the format required in connection with the filing of financial information of Seller with Purchaser's Current Report on Form 8-K under the Exchange Act required in connection with Purchaser's acquisition of the Business.

         10.3 No Governmental Actions. No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and Seller shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller stating they have no Best Knowledge of any such items. No Governmental

Authority shall have taken any other action as a result of which the management of Purchaser reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

         10.4 No Adverse Change. No material adverse change in the Business shall have occurred, and no loss or damage to any of the Assets, whether or not covered by insurance, shall have occurred since the Balance Sheet Date, and Seller shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller to all such effects.

         10.5 Update of Contracts. Seller shall have delivered to Purchaser an accurate list, as of the Closing Date, showing (a) all agreements, contracts and commitments of the type listed on Schedule 4.8 entered into since the date of this Agreement (including, but not limited to, amendments, if any, to the items listed on Schedule 4.8), and (b) all other agreements, contracts and commitments related to the Business or the Assets entered into since the date of this Agreement, together with true, complete and accurate copies of all documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the items on the list (the "New Contracts"). Purchaser shall have the opportunity to review the New Contracts, and shall have the right to delay the Closing for up to five days if it in its reasonable discretion Purchaser deems such a delay necessary to enable it to adequately review the New Contracts. All of the New Contracts that are approved in writing by Purchaser prior to the Closing, as it may be delayed (whether such approval by Purchaser is given before or after Seller executes the New Contract) shall be included in the Assets (with no addition to the Purchase Price) and the future obligations of Seller thereunder shall be assumed by Purchaser pursuant to Section 3.2. Any New Contracts that are not approved in writing by Purchaser prior to the Closing, as it may be delayed, shall remain the sole obligation of Seller and shall not be assumed by Purchaser, and Purchaser shall have no obligation or liability with respect thereto.

         10.6 Approval of Counsel. All actions, proceedings, instruments and documents required or incidental to carrying out this Agreement and all other related legal matters shall have been approved by counsel to Purchaser.

         10.7 No Material Adverse Information. The investigations with respect to Seller, the Assets and the Business, performed by Purchaser's professional advisors and other representatives shall not have revealed any material adverse information concerning Seller, the Assets or the Business that has not been made known to Purchaser in writing prior to the date of this Agreement.

         10.8 Notices and Consents. No notice to or consent, authorization, approval or order of any Person shall be required for the consummation of the transactions contemplated by this Agreement (except for notices that have been duly and timely given and consents, authorizations and approvals that have been obtained), and Seller shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller to such effect. True and correct copies of all required notices, consents, authorizations and approvals shall have been delivered to Purchaser and shall be satisfactory in form and substance to Purchaser and its counsel.

         10.9    Reserved.

         10.10 Corporate Approval. Seller shall have taken or caused to be taken all necessary or desirable actions, steps and corporate proceedings (whether by directors, shareholders or otherwise) to approve and authorize the transfer of the Business and the Assets by Seller to Purchaser, and to approve and authorize the execution and delivery of this Agreement by the Seller, and Seller shall have delivered to Purchaser at Closing a certificate to all such effects.

         10.11 Insurance Coverage. Seller has obtained from Seller's current insurers adequate "tail" insurance to provide coverage for any claims made after the termination of Seller's existing insurance policies.

         10.12 Transfer and Assignment Documents. Seller shall have delivered to Purchaser all documents reasonably necessary or required to effectively transfer and assign the Business and the Assets to Purchaser (including, without limitation, all required consents), such transfers and assignments to convey good and marketable title to the Assets to Purchaser, free and clear of all liens and encumbrances whatsoever (except for liens, encumbrances and obligations, if any, specifically assumed by Purchaser pursuant to this Agreement), and to be in form and substance reasonably satisfactory to Purchaser and its counsel.

         10.13 Liens Released. Each and every lien or encumbrance of any nature, if any, relating to the Assets shall have been terminated and released and proof thereof delivered to the Purchaser (except for liens and encumbrances, if any, specifically assumed by Purchaser pursuant to this Agreement).

         10.14 UCC Matters. The current certificate issued by a company reasonably acceptable to Purchaser reflecting that since the date of the searches furnished pursuant to Section 2.3 hereof no Uniform Commercial Code filings, chattel mortgages, assignments, pledges or other encumbrances have been filed in the offices of the Secretary of State of the State of Texas, in the office of the County Clerk of Harris County, Texas, or in any other appropriate offices for the filing of such documents in the State of Texas with reference to the Assets.

         10.15 Telephone Transfer. Seller shall have used its best efforts to have transferred to Purchaser its user rights to the main telephone number included in the Assets.

         10.16 Ordinary Course of Business. During the period from the date of this Agreement until Closing, Seller shall have carried on the Business in the ordinary and usual course and the Seller shall have delivered to Purchaser at Closing a certificate to that effect.

         10.17 Other Documents. Seller shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Purchaser or its attorneys may have reasonably requested.

         10.18 Dealer License. Purchaser shall have obtained written approval by the appropriate departments or agencies of the State of Texas to do business as a John Deere dealer in the present territory of Seller's dealership.

         10.19 Certain Approvals. Purchaser shall have received written confirmation from each of John Deere, John Deere Commercial Worksite Products, Inc., The Read Corporation, Re-Tech, Scarab Manufacturing and Leasing, Inc., Kundel Industries, Safe-T-Shore, Spectra-Physics Laserplane, Inc., Sakai American, Inc., Allied Construction Products, Trail Kings Industries, Inc., Gehl Company and Diamond Z Manufacturing, Inc. that the existing dealership agreements will survive the termination of the dealership or that Purchaser will have an authorized dealership from each of such companies in Seller's existing territory subsequent to the Closing Date.

         10.20   Inventory Audit.  The inventory audit contemplated by Section
9.4 shall have been completed and the results thereof shall be satisfactory to Purchaser.

         10.21 Other Records. All original licenses and permits, certificates of occupancy, certificates of compliance, permits, architectural, mechanical, or electrical plans and specifications and surveys relating to the Real Property and the Assets; all studies with respect to the functional aspects of the Real Property and the Assets, including, without limitation, environmental site assessments and reports; soil and compaction tests and flooding studies; all extra promotional brochures, posters, signs and other advertising materials relative to the operation of the Real Property and the Assets; and copies of all other books and records relating to the ownership and operation of the Real Property and the Assets.

         10.22 Special Warranty Deed. Purchaser shall have received from Seller a Special Warranty Deed (the "Deed") which, when recorded, shall convey the Dealership Property to Purchaser, free and clear of all liens, encumbrances, covenants, restrictions and other matters, except for the Permitted Exceptions and any matters expressly waived by Purchaser hereunder.

         10.23 Government Approvals. All necessary government and regulatory approvals have been obtained, including all necessary approvals under the HSR Act and all waiting periods under the HSR Act shall have expired or been terminated.

         10.24   Reserved.

         10.25 Title Policy. Seller shall have delivered to Purchaser an Owner Policy of Title Insurance (or an Owner Leasehold Policy of Title Insurance, if Purchaser elects to enter into the Lease at Closing, in accordance with clause (c) of Section 25.2 hereof) in the face amount of the portion of the Purchase Price allocated to the Dealership Property in accordance with Schedule 10.26 hereof, insuring in Purchaser good and indefeasible title to the Dealership Property (or insuring Purchaser's leasehold interest in the Dealership Property, if applicable), subject only to the Permitted Exceptions and any matters expressly waived by Purchaser, and with (a) the standard exception concerning shortages in area or discrepancies or conflicts in boundary lines, or any encroachments, or any overlapping of improvements deleted (at Seller's expense) to the maximum extent permitted by applicable title insurance regulation; (b) the exception concerning restrictions endorsed "None of Record" except as may be included in the Permitted Exceptions; (c) the exception as to taxes limited to the year of Closing and subsequent years and endorsed "Not Yet Due and Payable"; and (d) the exception concerning parties in possession deleted. Seller shall pay the premium for the Owner (or Owner Leasehold, if applicable) Policy, including the additional premium for deletion (to the maximum extent permitted under applicable title insurance regulations) of the standard printed form survey exception.

         10.26 Objections. As of the Closing Date, there shall be no matter, objection, encumbrance or defect in title affecting the Real Property not reflected on the Surveys or the Title Commitment, or any change in the matters reflected on the Surveys or in the Title Commitment, except as consented to in writing by Purchaser.

         10.27 Financial Statements. Purchaser shall have received from its auditors (i) Audited Balance Sheets, Income Statements and Statements of Changes in Financial Position of Seller for Seller's most recent fiscal year, and (ii) unaudited Balance Sheets, Income Statements and Changes in Financial Position of Seller for the quarter ended April 30, 1997, which financial statements have undergone an FAS71 review (collectively, the "Reviewed Financials"). There shall be no material difference between the financial information included in Schedule 4.3 and the Reviewed Financials.

         11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller hereunder are, at its option, subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may be waived by Seller in its sole discretion):

         11.1 Accuracy of Representations and Warranties and Fulfillment of Covenants. The representations and warranties of Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. Each of the agreements and covenants of Purchaser to be performed on or before the Closing Date shall have been performed. Purchaser shall have delivered to Seller a certificate dated the Closing Date and executed by Purchaser to all such effects.

         11.2 Delivery of Purchase Price. Purchaser shall have paid to Seller the Purchase Price as required by this Agreement, subject in all respects to the provisions of Article 21 below.

         11.3 Approval of Counsel. All actions, proceedings, instruments and documents required or incidental to carrying out this Agreement and all other related legal matters shall have been approved by counsel to Seller.

         11.4 Governmental Approvals. All necessary government and regulatory approvals have been obtained, including all necessary approvals under the HSR Act, and required waiting periods under the HSR Act shall have expired or been terminated.

         11.5    Reserved.

         11.6 Rush Option Agreement. Purchaser shall have delivered to Seller the Rush Option Agreement.

         11.7 John Deere Repurchase. John Deere has repurchased, or has agreed to repurchase, all new construction machinery equipment manufactured by John Deere that is owned by Seller as of the Closing Date.

         12.     SPECIAL CLOSING AND POST-CLOSING COVENANTS.

         12.1 Change of Name. Seller covenants and agrees that after the Closing they will not, directly or indirectly, use the names "John Deere," "John Deere Worksite Products," "Sakai American, Inc.," "Allied," "Trail Kings Industries, Inc.," "Gehl Company," "The Read Corporation," "Re-Tech," "Scarab Manufacturing and Leasing," "Kundel Industries," "Safe-T-Shore," "Spectra-Physics Laserplane" and "Diamond Z Manufacturing" as they relate to the Construction Equipment Business in the Gulf Coast Territory in the State of Texas.

         12.2 Exchange Act Filing; Cooperation. After the Closing, Seller shall reasonably cooperate with and provide information to Purchaser as is necessary for Purchaser to comply with its reporting obligations under the Exchange Act, including, but not limited to, all financial and other information and access to Seller's personnel required in order for Seller to perform "push-down" accounting procedures on the Business.

         12.3 Trade Names; Trademarks. Purchaser acknowledges that it is not acquiring any rights in or to the name "Stewart & Stevenson" or any trade names or trademarks of Seller or its Affiliates other than those trade names or trademarks specified in Section 12.1 that are currently used by Seller in connection with the Business (the "Acquired Names"), and agrees not to use the name "Stewart & Stevenson" or any trade name or trademark of Seller or its Affiliates without the express written consent of Seller, other than the Acquired Names.

         12.4 Tax Audits. Purchaser covenants and agrees that it will cooperate with Seller in the event that Seller becomes subject to an audit for Taxes relating to the Business or Assets.

         13.     INDEMNITY BY SELLER.

         13.1 Indemnification by Seller. The Seller agrees to indemnify, defend and hold harmless the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party (collectively, "General Losses"), arising out of or resulting from or relating to any misrepresentation, breach of warranty or breach of any covenant, commitment or agreement made or undertaken by Seller in this Agreement.

         13.2 Environmental Indemnification. Seller agrees to indemnify, defend and hold harmless the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Environmental Liabilities which may now or in the future be paid, incurred or suffered by or asserted against such party, arising out of or resulting from or relating to or in connection with (a) the acts or omissions of Seller or other person or entity on or prior to the Closing Date relating to the Assets or any operations conducted by Seller or on the Real Property; (b) any violation of Environmental Law occurring or commencing on or prior to the Closing Date and resulting from or related to the Assets or the operations conducted on or with the Assets; (c) the management, treatment or disposal of any wastes at or from the Real Property on or prior to the Closing Date; (d) the presence or use of any Hazardous Materials at, on or under the Real Property on or prior to the Closing Date; (e) any Environmental Condition existing at, on or with respect to any of the Assets or the Businesses as of the Closing Date; (f) any acts or omissions of Sellers, relating to the Assets or the Businesses or any operations conducted on or with the Assets; or (g) any breach by Seller of a representation or warranty contained in Section 4.16 hereof (collectively, "Environmental Losses"). In clarification of this Section 13.2, and not in limitation thereof, Seller's indemnity of Purchaser hereunder shall include (y) any capital or other expenditures necessary to comply with Environmental Laws, provided such expenditures relate to any Environmental Condition that existed as of the Closing Date, and (z) all fines, penalties and other costs and expenses that arise from or relate to an Environmental Condition that existed as of the Closing Date, including fines, penalties and other costs and expenses that arise from or relate to the continued existence of such Environmental Condition after the Closing Date.

         13.3 Tax Indemnification. Seller agrees to indemnify, defend and hold harmless the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party arising out of or resulting from or relating to any Taxes or Tax Returns of Seller for any period, or portion thereof, up to and including the Closing Date (collectively, "Tax Losses").

         13.4 Products Liability and Warranty Indemnification. Seller agrees to indemnify, defend and hold harmless the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party arising out of or resulting from or relating to any products manufactured, sold or distributed or services provided by or on behalf of Seller in connection with the Business or Assets on or prior to the Closing Date or with respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by or on behalf of Seller in connection with the Business or Assets on or prior to the Closing Date (collectively, "Product Losses").

         13.5 Indemnification by the Rush Parties. The Rush Parties, jointly and severally, agree to indemnify, defend and hold harmless Seller and Seller's Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against any such party, arising out of or resulting from or relating to any misrepresentation, breach of warranty or breach of any covenant, commitment or agreement made or undertaken by the Rush Parties in this Agreement.

         13.6 Time Limitations. Seller will have no liability (for indemnification or otherwise) with respect to any representation, warranty, covenant or obligation, other than those with respect to title to the Assets, unless on or before October 3, 1999, Purchaser notifies Seller of a claim specifying the factual basis of such claim in reasonable detail to the extent then known by Purchaser.

         13.7    Limitations on Amount.

                 (a) Seller will have no liability (for indemnification or otherwise) with respect to the matters described in Section 13.1 until the total amount of all Damages with respect to such matters exceeds $10,000, subsequent to which Purchaser shall be entitled to full indemnification for all Damages, including the first $10,000 incurred.

                 (b) Seller will have no liability (for indemnification or otherwise) with respect to the matters described in Section 13.2 until the total of all Damages with respect to such matters exceeds $50,000, subsequent to which Purchaser shall be entitled to full indemnification for all Damages, including the first $50,000 incurred.

                 (c)      The maximum aggregate liability of Seller under this
         Article 13 shall not exceed the Purchase Price.

                 (d) Notwithstanding the foregoing, this Section 13.7 will not apply with respect to any claim based on (i) any breach of Seller's representations and warranties of which Seller had Best Knowledge at any time prior to the date on which such representation and warranty is made, or (ii) any intentional breach by Seller of any covenant or obligation.

         13.8 Procedure. All claims for indemnification or payment under this Article 13 shall be asserted and resolved as follows:

                 (a) An Indemnitee shall promptly give the Indemnitor written notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement (an "Indemnification Event"), stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such written notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

                 (b) The obligations and liabilities of an Indemnitor under this Article 13 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article 13 ("Third-Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third-Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third-Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third-Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. Subject to the condition that written notice be delivered prior to the expiration of one year after the Closing Date, failure to provide such written notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period. In the event the Indemnitor assumes the defense against any such Third-Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third-Party Claim, the Indemnitor shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. The Indemnitor understands that if such Third-Party Claim results in an obligation to indemnify hereunder, Damages shall include all reasonable costs and expenses of such defense. Except for the settlement of a Third-Party Claim that involves the payment of money only and for which the Indemnitor has provided written objection to Indemnitee under Section 13.8(c), no Third-Party Claim may be settled without the written consent of the Indemnitee. Written notice of any proposed settlement of any such claim and the material terms thereof shall be delivered by Indemnitee to Indemnitor at least five Business Days prior to any settlement of any such claim.

                 (c)      If a claim for indemnity is provided pursuant to this
         Article 13 by an Indemnitee and the Indemnitor does not pay such claim or object to such claim within 20 Business Days after written notice is received by the Indemnitor, such claim shall be deemed agreed to by the Indemnitor. If the Indemnitor shall object to such claim, a written notice of such objection setting forth in reasonable detail the basis for such objection shall be provided to the Indemnitee and such dispute shall be resolved in accordance with Section 26.12 hereof. In addition, if the claim shall have been determined to have been a valid claim, Damages shall include interest at the prime rate as quoted from time to time by The Frost National Bank, San Antonio, Texas, from the date the claim is first made until fully paid.

         13.9 Payment. Payment of any amounts due pursuant to this Article 13 shall be made within ten Business Days after final adjudication of such claim and after written notice is sent by the Indemnitee.

         13.10 Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article 13 and the Indemnitor shall refuse or fail to pay in full within 20 Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee shall proceed in accordance with the arbitration provisions of Section 26.12 hereof; provided, however, that in the case of indemnification for a Third-Party Claim, such matter need not be resolved by arbitration until the underlying Third-Party Claim is finally resolved.

         13.11 Cooperation. The Indemnitor and the Indemnitee shall cooperate with each other with regard to any indemnification obligation under this Article 13 and each shall attempt to make available to the other on a reasonable basis all personnel records, materials and information in its possession or under its control as is reasonably requested by the other.

         14.     RESERVED.

         15.     NON-COMPETITION AGREEMENTS.

         15.1 Non-Competition. In consideration of the benefits of this Agreement to Seller and as a material inducement to the Rush Parties to enter into this Agreement and pay the Purchase Price, Seller hereby covenants and agrees that, commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, Seller shall not, and Seller will cause its Affiliates, officers and directors not to, directly or indirectly, as proprietor, partner, stockholder, director, executive, officer, employee, consultant, joint venturer, investor or in any other ownership capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages in the Construction Equipment Business in the Gulf Coast Territory of the State of Texas or in the State of Michigan, provided that, if Seller or any of its Affiliates acquires such a business in the Gulf Coast Territory of the State of Texas or anywhere in the State of Michigan, it shall not be in violation of this Article 15 if it disposes of such Construction Equipment Business in a reasonably timely fashion; provided, however, the foregoing shall not prohibit Seller, its Affiliates, officers and directors from purchasing and holding as an investment not more than 5% of any class of publicly traded securities of any entity which conducts a business in competition with the business of the Rush Parties, so long as Seller, its Affiliates, officers and directors do not participate in any way in the management, operation or control of such entity.

         15.2 Judicial Reformation. Seller acknowledges that, given the nature of the Rush Parties' business, the covenants contained in Section 15.1 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the Rush Parties' business and to protect their legitimate business interests. If, however,
Section 15.1 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

         15.3 Customer Lists; Non-Solicitation. Seller hereby further covenants and agrees that it shall not, and Seller will cause its Affiliates and representatives not to, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of the Business or the Rush Parties or any other information pertaining to them, provided, however, such limitation shall not apply to any information which (i) is then generally known to the public; (ii) become or becomes generally known to the public through no fault of Seller, its Affiliates and representatives; and (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law, nor (b) solicit for employment, recruit, hire or attempt to recruit or hire any employees of the Business or the Rush Parties for a period of one (1) year without the prior consent of Rush.

         15.4 Covenants Independent. The covenants of Seller contained in Sections 15.1, 15.2 and 15.3 of this Agreement will be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action by Seller against the Rush Parties will not constitute a defense to the enforcement by the Rush Parties of said provisions. Seller understands that the provisions contained in Sections 15.1, 15.2 and 15.3 are essential elements of the transactions contemplated by this Agreement and, but for the agreement of Seller to Sections 15.1, 15.2 and 15.3, the Rush Parties would not have agreed to enter into this Agreement and the transactions contemplated herein. Seller has been advised to consult with counsel in order to be informed in all respects concerning the reasonableness and propriety of Sections 15.1, 15.2 and 15.3 with specific regard to the nature of the business conducted by Seller and the Rush Parties and Seller acknowledge that Sections 15.1, 15.2 and 15.3 are reasonable in all respects.

         15.5 Remedies. In the event of a breach or a threatened breach by Seller of any of the provisions contained in Sections 15.1, 15.2 or 15.3 of this Agreement, Seller acknowledges that the Rush Parties will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to obtain, and, therefore, will not have an adequate remedy available at law. Accordingly, the Rush Parties shall be entitled to obtain such injunctive relief or other equitable remedy, without the necessity of posting bond therefor, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Rush Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

         16. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Seller recognizes and acknowledges that it has and will have access to certain confidential information of Seller that is included in the Assets (including, but not limited to, lists of customers, trade secrets, costs and financial information) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Purchaser. Seller agrees that Seller will, and will cause its Affiliates and representatives, to keep confidential and not disclose to any other Person or use for his own benefit or for the benefit of any other Person, and it will use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of Purchaser; provided, however, such limitation shall not apply to any information which (a) is then generally known to the public; (b) become or becomes generally known to the public through no fault of Seller, its Affiliates and representatives; and (c) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. In the event of a breach or a threatened breach by Seller of any of the provisions contained in this Article 16 of this Agreement, Seller acknowledges that the Rush Parties will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to obtain, and, therefore, will not have an adequate remedy available at law. Accordingly, the Rush Parties shall be entitled to obtain such injunctive relief or other equitable remedy, without the necessity of posting bond therefor, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Rush Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

         17. DAMAGE TO ASSETS. If, on or before the Closing Date, any of the Assets are damaged or destroyed, Seller will immediately notify Purchaser of such damage or destruction. In the event of any such damage or destruction, Purchaser shall (a) remove any or all of the damaged or destroyed asset or assets it does not desire to purchase from the Assets to be purchased hereunder and reduce the Purchase Price by an amount equal to the portion of the Purchase Price attributable to the damaged or destroyed asset or assets so removed and
(b) complete the purchase of the remainder of the Assets and reduce the Purchase Price by the loss in fair market value of any damaged or destroyed Assets that are purchased by Purchaser.

         18. TERMINATION. This Agreement may be terminated without further obligation of the parties, as follows:

         18.1 Mutual Consent. This Agreement may be terminated at any time prior to Closing by mutual written consent of the parties hereto.

         18.2 Failure of Conditions. This Agreement may be terminated by either party hereto, if the conditions, as set forth in this Agreement, to such party's obligations under this Agreement are not fulfilled on or prior to the Closing Date; provided that any such termination shall not limit the remedies otherwise available to such party as a result of misrepresentations of or breaches by the other party.

         18.3 Failure to Close. This Agreement will automatically terminate on October 15, 1997, if the Closing shall not have occurred on or before such date, unless the parties shall have otherwise agreed in writing prior to such date. No party will be liable in damages to any other party as a result of termination pursuant to this Section 18.3 unless the failure of the Closing was due to the failure of such party to comply with the terms of this Agreement.

         19.     SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER.

         19.1 New Employees of Purchaser. It is the intention of Purchaser, and Seller hereby acknowledges and agrees with such position, that any employees of Seller that Purchaser hires will be new employees of Purchaser as of the Closing Date or the date of hire, whichever is later. Such new employees shall be entitled only to such compensation and employee benefits as are agreed to by such employees and Purchaser, or as are otherwise provided by Purchaser, in its sole discretion.

         19.2 No Hiring Commitment. Purchaser specifically does not commit to hire any of the employees of the Business, and Seller specifically understands and acknowledges this fact. However, notwithstanding Purchaser's position, Purchaser will review its needs in anticipation of the purchase of the Assets with a view to hiring certain of the employees of Seller as of the Closing Date. In its review, Purchaser expects to be able to review employee records and conduct employee interviews. Seller agrees that after the date hereof it will make, on a confidential basis, its employee records available to Purchaser and permit Purchaser to contact its employees for the purpose of conducting employee interviews. Seller further agrees to make employees designated by Purchaser available to Purchaser for such purpose.

         19.3    Vacation, Sick Pay, Health Insurance, etc.

                 (a) Notwithstanding Purchaser's decision to hire any or all of such employees after the Closing Date, Purchaser shall not be liable under any bonus plan or other plan described in Schedule 4.2 or under any other similar plan that may have been established by Seller or for any health insurance benefits that may have accrued to such employees prior to the Closing Date, and Seller expressly acknowledges that it has sole liability for all such employee benefit costs accrued as of the Closing Date whether or not any or all of such employees are subsequently hired by Purchaser pursuant to Section 19.1. Notwithstanding the foregoing, Purchaser shall assume at the Closing Seller's obligations to employees of Seller actually hired by Purchaser for accrued but unused vacation and sick leave, and the Purchase Price shall be reduced by the dollar value of such obligation, which shall include (i) accrued vacation and sick leave as of each employee's previous anniversary date and (ii) the pro rata portion of vacation and sick leave earned by each employee since the last anniversary date through the Closing Date, which such vacation and sick leave will be available to employee following his next anniversary; provided, however, Purchaser shall only assume up to the number of accrued but unused vacation and sick leave days that each employee of Seller actually hired by Purchaser would be entitled to under Purchaser's vacation day and sick leave policy. Except for vacation and sick leave time assumed by Purchaser as set forth above, Purchaser shall have no obligation after the Closing to continue any pension plans or work benefit plans currently offered by Seller to its employees.

                 (b) With respect to employees actually employed by Purchaser, Seller will remain responsible for medical expenses covered under its plans (i) actually incurred prior to the Closing Date or
         (ii) actually incurred with respect to any hospitalization that begins prior to the Closing Date until such hospitalization ends (as required under such plans), and Purchaser will be responsible for all other medical expenses incurred on or after the Closing Date to the extent covered under its plans; provided, however, the employees will be treated as newly hired employees of Purchaser beginning on the Closing Date insofar as medical expenses paid under Purchaser's plans affects the time or amount of coverage. Seller shall cooperate with Purchaser to provide continuity of such insurance coverage to such employees. Seller shall be solely responsible for any obligations under the Consolidated Omnibus Budget Reconciliation Act, as amended, with respect to its employees.

         19.4 Severance Benefits; Employment Termination. Purchaser shall have no obligation whatsoever to pay all or any part of any severance benefits that Seller is or may be obligated to pay in connection with the termination of employment by Seller of any of its employees.

         19.5 Employee Benefit Plans. Purchaser shall not and does not hereby assume, continue or maintain any pension, retirement or welfare plans, severance or vacation policies or benefits, or other employee compensation or benefit arrangements or policies or plans maintained by Seller for its employees. It is intended that Purchaser shall not at any time be a successor employer for purposes of Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller hereby represents and warrants to Purchaser that the consummation of this Agreement (and the employment by the Purchaser of former employees of the Seller) will not result in any carryover liability to the Purchaser for taxes, penalties, interest or any other claims resulting from any employee pension benefit plan, employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by Seller. In addition, the Seller makes the following representations (a) as to employee pension benefit plans of the Company: (i) no Company has become liable to the PBGC under Section 4062, 4063 or 4064 of ERISA under which a lien could attach to the assets of the Seller under Section 4068 of ERISA; (ii) the Company has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; and (iii) the Company has not made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA, and (b) all group health plans maintained by the Company have been operated in compliance with Section 4980B(f) of the Code.

         In addition, the parties agree that the Purchaser does not and will not assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with, any employee pension benefit plan, any employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by Seller for its employees, former employees, retirees, their beneficiaries or any other person. In addition and not as a limitation of the foregoing covenant the parties agree that the Seller shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by
Section 4980B of the Code due to qualifying events which occur on or before Closing Date.

         19.6 Reporting of Data. Purchaser and Seller shall complete and furnish to each other such other employee data as shall be reasonably required from time to time for each party to perform and fulfill its obligations under this Article 19.

         19.7 Employment Related Claims. Seller agrees that it, and not Purchaser, shall be solely responsible for, and Seller hereby agrees to indemnify, defend and hold harmless Purchaser from and against, all liability, costs and expenses (including reasonable attorneys' fees) for all existing employment claims that have been filed by any employee or former employee of Seller prior to the Closing Date relating to arbitrations, unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers' compensation claims, any employment-related tort claim or other claims or charges of or by employees of Seller, or any thereof filed after the Closing Date but arising as a result of conditions, actions or events or series of actions or events which occurred prior to the Closing Date. Schedule 19.7 hereto sets forth a brief description of any of such claims that have been filed or, to Seller's knowledge, threatened. Without in any way limiting the foregoing, Seller shall defend and hold harmless Purchaser from and against any and all claims, demands, actions, judgments, costs and expenses, including without limitation, attorney fees and settlement costs and other reasonable expenses, related to all liabilities and obligations in connection with Seller's qualified pension, retirement or welfare plans, severance or vacation policies or benefits, or other employee compensation or benefit arrangements or policies.

         20. OFFSET PROVISIONS. Notwithstanding any other provision contained herein, in the event that it is determined by a final decision issued pursuant to arbitration proceedings conducted pursuant to the terms of this Agreement, or final decision of a court of law, that Seller has breached this Agreement or that Purchaser is otherwise entitled to indemnification under this
Article 20, the Purchaser may, upon notice thereof given by the Purchaser to the Seller, thereafter withhold payments which otherwise become due and payable pursuant to the Promissory Note or other amounts that Purchaser may owe to Seller hereunder.

         21. ADJUSTMENT OF PURCHASE PRICE. Following the Closing Date, the Purchase Price shall be adjusted as of the Closing Date (the "Purchase Price Adjustment") (a) to reduce the Purchase Price by the amount allocated to any damaged or destroyed Assets as contemplated by Article 17; (b) to account for a proration of personal property taxes on the Assets, lease payments, utilities, telephone service and other items commonly prorated; (c) to account for any of the Assets that the Purchaser and Seller contemplated would be returned by Seller to John Deere, but were not actually returned to John Deere; and (d) to account for the actual amount, as of the Closing Date, of the amounts to be paid by Purchaser under Sections 3.1(b)-(f) to be made. Purchaser and Seller shall jointly determine not later than November 30, 1997, the net amount of all adjustments described under Section 21(a)-(d) above (the "Adjustment Amount") and Purchaser or Seller shall pay to the other the amount necessary to compensate for the increase or decrease, respectively, in the final adjusted Purchase Price from the Purchase Price estimated and paid at Closing. All amounts owed as a result of the adjustment shall first be satisfied by payment from the Escrowed Funds to the party entitled to receive same, with any amounts owed in excess of the Escrowed Funds being paid directly from Seller to Purchaser, or Purchaser to Seller, as applicable. If Purchaser and Seller have not determined on or before November 30, 1997, the Adjustment Amount, then Seller shall cause its independent public accountants to meet with Purchaser's independent public accountants in an attempt to resolve any differences. If such independent public accountants are unable to resolve the differences, then the issues in dispute shall be submitted to a third firm selected by the independent accountants of Purchaser and Seller, for resolution, and the determination of such independent public accountants shall be final and binding upon the parties.

         22.     INCIDENTAL REGISTRATION.

         22.1 Incidental Registration. If, at any time after the Closing Date, Rush proposes to register any of the Rush Stock (whether unissued, yet to be authorized or held by any person) under the Securities Act, Rush shall, at least 30 days prior to the filing under the Securities Act of the registration statement relating thereto, give written notice to the Seller of its intention to do so, and, upon the written request of the Seller given within ten days after the giving of any such notice (which request shall state the proposed method of distribution), Rush shall include or cause to be included in any such registration statement the shares of Rush Stock subject to the Rush Option Agreement; provided, however, that Rush may at any time withdraw or cease proceeding with any such registration if it shall at the time withdraw or cease proceeding with the registration of such Rush Stock originally proposed to be registered; and provided further, that if the registration proposed by Rush relates to an underwritten offering, the Seller shall not have any right to sell the Rush Stock subject to the Rush Option Agreement in any manner or through any underwriter other than in the manner and through the managing underwriter or underwriters being used by Rush.

         22.2 Limitation on Registration. Notwithstanding any other provision of this Article 22, if a registration pursuant to this Article 22 involves a firm commitment, underwritten offering of the securities so being registered and if the managing underwriter of such offering informs Rush and the Seller by letter of its belief that marketing factors require a limitation of the number of shares to be underwritten, Rush may limit the amount of Rush Stock subject to the Rush Option Agreement to be included in the registration and underwriting; provided that no such reduction shall reduce the securities being offered by Rush for its own account; and provided that those shares which are excluded from the underwritten offering shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten offering.

         22.3 Registration Procedures and Expenses. If and whenever Rush is required to include a portion of the Rush Stock subject to the Rush Option Agreement in a registration statement under the Securities Act, as provided in this Article 22, Rush shall, as expeditiously as is reasonably practicable, do each of the following:

                 (a) prepare and file with the SEC a registration statement with respect to the Rush Stock subject to the Rush Option Agreement and, subject to the limitations under this Article 22, use its best efforts to cause such registration statement to become effective;

                 (b) cooperate with Seller and any underwriter who shall sell the Rush Stock subject to the Rush Option Agreement in connection with their review of Rush made in connection with such registration;

                 (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for 120 days from the date of its effectiveness, and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all the Rush Stock subject to the Rush Option Agreement covered by such registration statement for such period;

                 (d) furnish to Seller such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as Seller may reasonably request in order to facilitate the disposition of the Rush Stock subject to the Rush Option Agreement; and

                 (e) (i) notify Seller, at any time when a prospectus relating to the Rush Stock subject to the Rush Option Agreement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (ii) at the request of Seller, prepare and furnish to Seller a reasonable number of copies of any supplement to or any amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of the Rush Stock subject to the Rush Option Agreement, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         22.4 Agreement by the Seller. In the event that Seller participates, pursuant to this Section 22.4, in the offering of the Rush Stock subject to the Rush Option Agreement, Seller shall:

                 (a) furnish Rush all material information reasonably requested by Rush concerning the Seller and the proposed method of sale or other disposition of the Rush Stock subject to the Rush Option Agreement and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of the registration statement covering the Rush Stock subject to the Rush Option Agreement in order to ensure full compliance with the Securities Act and the rules and regulations of the SEC thereunder;

                 (b) cooperate in good faith with Rush and its underwriters, if any, in connection with such registration, including placing the Rush Stock subject to the Rush Option Agreement in escrow or custody to facilitate the sale and distribution thereof provided that such escrow or custody arrangement shall be no more restrictive upon Seller than upon any other holder of Rush Stock for the benefit of whom such registration is undertaken; and

                 (c) make no further sales or other dispositions, or offers therefor, of the Rush Stock subject to the Rush Option Agreement under such registration statement if, during the effectiveness of such registration statement, an intervening event should occur which, in the opinion of counsel to Rush, makes the prospectus included in such registration statement no longer comply with the Securities Act, so long as written notice containing the facts and legal conclusions relied upon by Rush in this regard has been received by Seller from Rush, until such time as Seller has received from Rush copies of a new, amended or supplemented prospectus complying with the Securities Act, which prospectus shall be delivered to Seller by Rush as soon as practicable after such notice.

         22.5 Allocation of Expenses. If and whenever Rush is required by the provisions of this Article 22 to use its best efforts to effect the registration of the Rush Stock subject to the Rush Option Agreement under the Securities Act, Rush shall pay the costs and expenses in connection therewith; provided, however, that Seller shall pay, in all events, all underwriting discounts, selling commissions and stock transfer taxes attributable to the Rush Stock subject to the Rush Option Agreement under such registration statement.

         22.6 Indemnification. In the event of any registration of any of the Rush Stock subject to the Rush Option Agreement under the Securities Act pursuant to this Article 22, Seller shall indemnify and hold harmless, Rush, each director of Rush, each officer of Rush who shall sign such registration statement, each underwriter and any person who controls Rush or such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to Rush or its underwriter through an instrument duly executed by Seller specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement.

         22.7 Rule 144 Stock. Notwithstanding the foregoing provisions of this Article 22, Rush shall not be obligated to effect a registration pursuant to Article 22 with respect to the Rush Stock subject to the Rush Option Agreement which could then be sold pursuant to Rule 144 under the Securities Act.

         23.     SURVEY.

         23.1 Survey. Within ten days from and after the date hereof, Seller agrees, at Seller's sole cost and expense, (a) to cause a registered, licensed state surveyor approved by Purchaser and the Title Company to prepare a new or updated on the ground survey or surveys of both the Dealership Property and the Remaining Property (whether one or more, the "Survey"), and
(b) to deliver to Purchaser at least three copies, to Purchaser's counsel at least one copy, and to the Title Company at least one copy of each Survey plat and a certificate under the seal of the surveyor, which Survey shall be made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, including items 1, 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13 thereof. The survey shall also include the surveyor's registered number and seal, the date of the Survey (which shall be no earlier than the date hereof), and the following narrative certificate:

         "The undersigned does hereby certify that (i) this survey was this day made upon the ground of the property reflected hereon, for the benefit of and reliance by Rush Enterprises, Inc. and Stewart Title Company,
         (ii) the description contained hereon is correct, (iii) each of the Dealership Property and the Remaining Property has separate access to and from a dedicated roadway as shown hereon, (iv) except as shown hereon, there are no discrepancies, conflicts, shortages in area, encroachments, improvements, overlapping of improvements, set-back lines, easements or roadways, (v) the gross and net areas (both acreage and square footage) of the Dealership Property and the Remaining Property shown hereon are correct, and (vi) the area of the Dealership Property and the Remaining Property is shown, if any, which lies within the one hundred year (100) year plain or any area having special flood hazards as designated by the U.S. Army Corps of Engineers, the Federal Emergency Management Agency, or any other government agency."

         The Survey shall be in form and substance acceptable to the Title Company as a basis for deleting to the maximum extent permitted by applicable title insurance regulations (at Seller's expense) the standard printed exceptions from the Owner Policy of Title Insurance (or Owner Leasehold Policy, as applicable) to be delivered by Seller as hereinabove provided. The terms "net acreage" and "net square footage" as used herein shall mean the number of acres and square feet determined by the Surveyor to be equal to (a) the total acreage and square footage within the Dealership Property or Remaining Property, as applicable, less (b) the number of total acres and square feet contained within any land lying within any easement or right-of-way or other such matter as described in Subsections (iv), (v) and (vi) above, and contained within any land lying within the 100 year flood plain. For purposes of the property description to be included in the Deed, the Lease, and/or the Remaining Property Option Agreement, as applicable, the field notes prepared by the Surveyor shall control any conflicts or inconsistencies with the description herein. Without in any way limiting the foregoing, the surveyor shall provide separate written field note descriptions for each of the Dealership Property and the Remaining Property.

         23.2 Remedies for Failure to Deliver Survey. In the event Seller does not deliver the Survey within such ten-day period, then and thereafter, Purchaser shall have the option to (a) cancel this Agreement, in which event the parties hereto shall have no further obligations hereunder, or (b) procure the Survey, at the expense of Seller (and Seller shall reimburse Purchaser immediately upon demand for all amounts incurred or expended in procuring the same, and in the event Seller does not so reimburse Purchaser, Purchaser may deduct such amounts from the Purchase Price on the Closing Date), or (c) waive the Survey requirements and proceed to close the sale contemplated by this Agreement.

         24.     TITLE COMMITMENT AND CONDITION OF TITLE.

         24.1 Title Commitment. Within ten days from and after the date hereof, at Seller's sole cost and expense, Seller agrees to cause the Title Company to furnish Purchaser and its counsel a Commitment for Owner Policy of Title Insurance (the "Title Commitment") prepared and issued by the Title Company describing and covering the Dealership Property, listing Purchaser as the prospective named insured and showing as the policy amount the portion of the Purchase Price allocated to the Dealership Property, in accordance with
Article 3 hereof. The Title Commitment shall constitute the commitment of the Title Company to insure, by title insurance in the standard form promulgated by the Board of Insurance of the State of Texas, Purchaser's title to the Dealership Property to be good and indefeasible and subject to the standard printed exceptions except as modified below, but deleting (at Seller's expense) to the maximum extent permitted by applicable title insurance regulations the standard printed form survey exception from the Owner Policy of Title Insurance as hereinabove provided. The standard exception as to the lien for taxes shall be limited to the year of Closing, and shall be endorsed "Not Yet Due and Payable." The Title Commitment shall contain no exception for "visible and apparent easements" or for "public or private roads" or the like. The Title Commitment shall contain no exception for "rights of parties in possession". Seller shall also cause the Title Company to issue, concurrently with the issuance of the Title Commitment, a separate Commitment for Owner Policy of Title Insurance with respect to the Remaining Property, naming Purchaser as the prospective named insured and otherwise in substantially the same form as the Title Commitment (leaving the policy amount blank), for Purchaser's and Seller's use in connection with the Remaining Property Option Agreement.

         24.2 UCC Reports. Within three days from and after the date hereof, Seller, at its sole cost and expense, shall furnish to Purchaser a report (the "UCC Report") of searches made of the Uniform Commercial Code Records of Harris County, Texas, of the Official Public Records of Real Property of Harris County, Texas, and of the Office of the Secretary of State, State of Texas, or the proper offices in the State of Texas where Uniform Commercial Code records are maintained, which searches shall show that the Assets are not subject to any lien or security interest (other than liens and security interests which are to be released at the Closing). An update of the searches (dated no more than two days prior to the Closing Date, but delivered prior to the Closing Date) shall be provided by Seller to Purchaser at Seller's sole cost and expense.

         24.3 Disclosure of Exceptions by Title Commitment and UCC Report. Purchaser shall have a period of 20 days from the last to be delivered to Purchaser and its counsel of each of the Survey, UCC Report, Title Commitment and the documents referred to therein as conditions or exceptions to title to the Dealership Property in which to review such items and to deliver to Seller in writing such objections as Purchaser may have to anything contained or set forth in the Survey, UCC Report, Title Commitment or title exception documents. Any items to which Purchaser does not object within such period shall be deemed to be permitted exceptions hereunder ("Permitted Exceptions"). In the event Purchaser timely objects to any matter contained in the Survey, UCC Report, Title Commitment or title exception documents, Seller shall have a reasonable time, not to exceed fifteen days from the date such objections are made known in writing to Seller, to cure such objections. Any curative actions shall be completed and all curative materials shall be filed by Seller, at its sole cost and expense, within such 15-day period. If Seller cannot cure the objections within such fifteen-day period, Purchaser shall have the option to (a) cancel this Agreement, in which event the parties shall have no further obligations hereunder; (b) if the matters to which Purchaser has objected can be cured for $50,000 or less, to cure and deduct the cost of such cure from the Purchase Price; or (c) waive the objections, and proceed to close the transaction contemplated hereby in which event such objections shall be included as exceptions in the Deed or Lease, as applicable. In the event, however, that a lien indebtedness against the Assets (including past due taxes) is disclosed by the Title Commitment or the UCC Report, then Seller shall (y) discharge such lien indebtedness prior to the Closing, or (z) authorize the Title Company to discharge such lien indebtedness at the Closing out of the Purchase Price, and all costs incurred in connection with discharging such lien indebtedness shall not count against the $50,000 amount referenced in clause (b) of the immediately preceding sentence.

         25.     ENVIRONMENTAL STUDIES AND REMEDIATION ACTIVITIES.

         25.1 Environmental Studies. Purchaser has undertaken or is undertaking, with the consent of Seller, its own Phase I environmental site assessment ("ESA") with respect to the Real Property. Within 10 days after the date hereof, Seller shall provide to Purchaser, at Seller's sole cost and expense, copies of (a) all existing ESAs (whether Phase I, Phase II or otherwise) covering all or any portion of the Real Property, to the extent the same are in Seller's possession or Seller has access to them, and (b) any other environmental studies, reports and information, including, without limitation, correspondence from Governmental Authorities, concerning the environmental condition of the Real Property, to the extent the same are in Seller's possession or Seller has access to them (all of the foregoing information, whether obtained by Purchaser or provided by Seller, being hereinafter referred to as "Environmental Information"). Without in any way limiting the provisions of the preceding sentence, Purchaser and its contractors and representatives, at Purchaser's expense, shall have at least 30 days from the date hereof, but in no event less than 20 days from receipt of the Environmental Information (the "Feasibility Period") within which to conduct any and all engineering, environmental and economic feasibility studies and tests of the Real Property which Purchaser, in Purchaser's sole discretion, deems necessary to determine whether the Real Property is environmentally, engineeringly and economically suitable for Purchaser's intended use. Seller has granted and hereby grants to Purchaser and its contractors and representatives access to the Real Property for the purpose of performing such studies or tests. Such persons shall conduct their studies and tests in such a manner as to minimize interference with the Business, and, upon completion of their activities on the Real Property, shall restore the Real Property as nearly as is reasonably possible to the condition it was in immediately prior to such activities.

         25.2 Remediation. In the event that any of the Environmental Information or any studies or tests performed or commissioned by Purchaser indicate the existence of any Environmental Conditions on the Real Property, then Seller shall have a period of 30 days after notification thereof in which to remediate or otherwise cure the same in accordance with all applicable Governmental Requirements. In the event that an Environmental Condition exists or is discovered on the Real Property and Purchaser fails or refuses to remediate or otherwise cure such Environmental Condition within the required 30-day period, or in the event such Environmental Condition is not capable of being remediated or otherwise cured within such 30-day period, then Purchaser shall have the following options: (a) cancel this Agreement by written notice thereof given to Sellers prior to the Closing Date, in which event the parties hereto shall have no further obligations hereunder, (b) if the Environmental Condition can be remediated or cured for $50,000 or less, to remediate or cure and deduct the cost of such cure from the Purchase Price; (c) [intentionally deleted]; (d) if the Environmental Condition affects the Remaining Property, to elect not to enter into the Remaining Property Option Agreement, or to elect to enter into it with the understanding that Seller shall undertake to cure the Environmental Conditions affecting the Remaining Property prior to Purchaser's exercise of the option and/or shall grant an extension of the option term to afford Seller and/or Purchaser the opportunity to cure such Environmental Conditions prior to the exercise of the option; (e) if the Environmental Conditions affect a portion, but not all, of the Dealership Property, to elect to delete the portion of the Dealership Property so affected from the definition of "Dealership Property" hereunder and to take title only to the newly defined "Dealership Property" at Closing, with a reduction being made in the Purchase Price hereunder in proportion to the amount of the original Dealership Property so deleted from the definition thereof, or (f) waive in writing the remediation or cure of such Environmental Condition (without in any way waiving Purchaser's rights under Article 13 hereof pertaining to Seller's environmental indemnification) and proceed to close the sale contemplated by this Agreement.

         25.3    Reserved.

         25.4    No Waiver.       It is expressly understood and agreed by
Purchaser and Seller that nothing in this Article 25 shall in any way operate as a waiver of or limitation on the environmental indemnification obligations of Seller set forth in Article 13 of this Agreement, and such indemnification obligations shall apply without regard to whether (a) any Environmental Conditions are disclosed as existing on the Real Property by any of the Environmental Information or any studies or reports performed or commissioned by Purchaser, (b) any environmental remediation or curative actions are undertaken by Purchaser or Seller hereunder, or (c) Purchaser elects to waive remediation or other curative actions with respect to Environmental Conditions on the Real Property and to proceed to Closing.

         26.     GENERAL PROVISIONS.

         26.1 Governing Law; Interpretation; Section Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to conflict-of-laws rules as applied in Texas. The section headings contained herein are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

         26.2 Severability. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Texas, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration under the then current commercial arbitration rules of the American Arbitration Association to determine and effect such appropriate equitable amendments.

         26.3 Entire Agreement. This Agreement, the Schedules and the documents and agreements referenced herein set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied or referenced in this Agreement, the Schedules or the documents or agreements referenced herein, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

         26.4 Binding Effect. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         26.5 Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

         26.6 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provision, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

         26.7 Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

         26.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

         26.9 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         26.10 Press Releases. No press releases or other public announcement with respect to this Agreement or the transactions contemplated herein shall be made prior to the Closing Date without the joint approval of Purchaser and Seller, except as required by law.

         26.11 Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties will pay all costs and expenses of its performance of and compliance with this Agreement.

         26.12 Arbitration. Except for the provisions of Articles 15 and 16 of this Agreement dealing with restrictive covenants and nondisclosure of confidential information, with respect to which the Rush Parties expressly reserve the right to petition a court directly for injunctive and other relief, any controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or their respective successors and assigns, as applicable, arising out of or related to this Agreement, including the implementation, applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. Sections 1-15, as amended. The terms of the commercial arbitration rules of the American Arbitration Association shall apply except to the extent they conflict with the provisions of this paragraph. If the amount in controversy in the arbitration exceeds $250,000, exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three independent arbitrators. Otherwise, the arbitration shall be conducted by a single independent arbitrator. The parties shall endeavor to select independent arbitrators by mutual agreement. If such agreement cannot be reached within 30 calendar days after a dispute has arisen which is to be decided by arbitration, the selection of the arbitrator(s) shall be made in accordance with Rule 13 of the Rules as presently in effect. If three arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three arbitrators as provided hereinabove, then each such arbitrator shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be based on the evidence admitted and the substantive law of the State of Texas and shall contain an award for each issue and counterclaim. The award shall be made 30 days following the close of the final hearing and the filing of any post hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto. Each party shall be entitled to inspect and obtain a copy of non-privileged relevant documents in the possession or control of the other party. All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. Each party shall be entitled to take one deposition. Each party shall be entitled to submit one set of interrogatories which require no more than 30 answers. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. Without limiting the scope of the parties' obligation to arbitrate disputes pursuant to this Section 26.12, the arbitrator(s) are not empowered to award damages including, without limitation, punitive damages and multiple damages under applicable Texas statutes, in excess of compensatory damages; provided that in no event shall consequential damages be awarded. Each of Rush, Purchaser and Seller hereby irrevocably waives and releases any right to recover such damages in excess of those damages authorized by this Section 26.12. The arbitrator(s) may require the non-prevailing party to pay the prevailing party's attorneys' fees and costs incurred in connection with the arbitration. It is further agreed that any of the parties hereto may petition the United States District Court for the Western District of Texas, San Antonio Division, for a judgment to be entered upon any award entered through such arbitration proceedings.

         26.13 Assignment of Contracts. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any related document shall be construed as an attempt to assign (a) any Contract which, as a matter of law or by its terms, is nonassignable without the consent of the other parties thereto unless such consent has been given, or (b) any Contract or claim as to which all of the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law or by its terms, pass to Purchaser as an incident of the transfers and assignments to be made under this Agreement. In order, however, that the full value of every Contract and claim of the character described in clauses (a) and (b) above and all claims and demands on such Contracts may be realized for the benefit of Purchaser, Seller, at the request and expense and under the direction of Purchaser, shall take all such action and do or cause to be done all such things as will, in the opinion of Purchaser, be necessary or proper in order that the obligations of Seller under such Contracts may be performed in such manner that the value of such Contract will be preserved and will inure to the benefit of Purchaser, and for, and to facilitate, the collection of the moneys due and payable and to become due and payable thereunder to Purchaser in and under every such contract and claim. Seller shall promptly pay over to Purchaser all moneys collected by or paid to it in respect of every such contract, claim or demand. Nothing in this Section 26.13 shall relieve Seller of its obligations to obtain any consents required for the transfer of the Assets and all rights thereunder to Purchaser, or shall relieve Seller from any liability to Purchaser for failure to obtain such consents.

         26.14 Further Actions. From time to time, at the request of any party hereto, the other parties hereto shall execute and deliver such instruments and take such action as may be reasonably requested to evidence the transactions contemplated hereby.

         26.15 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

                 (a)      If to Purchaser, at:

                 Rush Equipment Centers of Texas, Inc.
                 P. O. Box 34630
                 San Antonio, Texas  78265
                 Attention: W. Marvin Rush
                 Facsimile No.: (210) 662-8017


                 With a copy to:

                 Fulbright & Jaworski L.L.P.
                 300 Convent Street, Suite 2200
                 San Antonio, Texas  78205
                 Attention: Phillip M. Renfro, Esq.
                 Facsimile No.:  (210) 270-7205

                 (b)      If to Rush, at:

                 Rush Enterprises, Inc.
                 P. O. Box 34630
                 San Antonio, Texas  78265
                 Attention: W. Marvin Rush
                 Facsimile No.: (210) 662-8017


                 With a copy to:

                 Fulbright & Jaworski L.L.P.
                 300 Convent Street, Suite 2200
                 San Antonio, Texas  78205
                 Attention: Phillip M. Renfro, Esq.
                 Facsimile No.:  (210) 270-7205

                 (c)      If to Seller, at:

                 C. Jim Stewart & Stevenson, Inc.
                 P. O. Box 1637
                 Houston, Texas  77251-1637
                 Attention: Garth C. Bates, Jr., Vice President
                 Facsimile No.: (713) 868-7692

                 With a copy to:

                 Stewart & Stevenson Services, Inc.
                 P. O. Box 1637
                 Houston, Texas  77251-1637
                 Attention: Legal Department
                 Facsimile No.: (713) 868-2130

provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Section
26.15 shall be effective when received at the address for notice for the party to which the notice is given.

         26.16 Condemnation. In the event that, prior to the date of Closing, any portion of the Dealership Property which, in Purchaser's sole opinion, is not material to the use of the remainder, shall be condemned or taken by eminent domain by any authority, then in such case, this Agreement shall not terminate, but shall remain in full force and effect, and Seller shall assign or pay to Purchaser at Closing Seller's interest in and to any condemnation award or proceeds from any such proceedings or actions in lieu thereof. In the event of a taking by condemnation or similar proceedings or actions of all of the Dealership Property or any portion of the Dealership Property which, in Purchaser's sole opinion, is material to the use of the remainder, Purchaser shall have the option to terminate this Agreement upon written notice to Seller prior to Closing, in which event neither Purchaser nor Seller shall have any further right or obligation hereunder except as set forth herein. Should Purchaser elect not to exercise its option to terminate as provided hereunder, then this Agreement shall remain in full force and effect and Seller shall assign or pay to Purchaser at Closing Seller's interest in and to all condemnation awards or proceeds from any such proceedings or actions in lieu thereof.

         26.17 Risk of Loss. Seller shall bear all risk of loss to the Assets until such time as the Closing has occurred and title to the Assets has passed to Purchaser.



                        [Signatures on following page.]

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

                                       RUSH:

                                       RUSH ENTERPRISES, INC.



                                       By:
                                           -----------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                              --------------------------------

                                       PURCHASER:

                                       RUSH EQUIPMENT CENTERS
                                         OF TEXAS, INC.



                                       By:
                                           -----------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                              --------------------------------


                                       SELLER:

                                       C. JIM STEWART & STEVENSON, INC.



                                       By:
                                           -----------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                              --------------------------------


                                       STEWART & STEVENSON REALTY
                                         CORPORATION



                                       By:
                                           -----------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                              --------------------------------